UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Cooper Tire & Rubber Company
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COOPER TIRE & RUBBER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The 2016 Annual Meeting of Stockholders of Cooper Tire & Rubber Company (the “Company”) will be held at The Westin Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242 on Friday, May 6, 2016, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1)	To elect nine Directors of the Company for the ensuing year.

(2)	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2016.

(3)	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation.

(4)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Only holders of Common Stock of record at the close of business on March 14, 2016, are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen Zamansky,

Senior Vice President,

General Counsel and Secretary

Findlay, Ohio

March 22, 2016

Please mark, date, and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. In the alternative, you may vote by Internet or telephone. See page 2 of the proxy statement for additional information on voting by Internet or telephone. If you are present and vote in person at the Annual Meeting, the enclosed proxy card will not be used.

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TABLE OF CONTENTS
(continued)

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COOPER TIRE & RUBBER COMPANY

701 Lima Avenue, Findlay, Ohio 45840

March 22, 2016

PROXY STATEMENT

GENERAL INFORMATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the “Company,” “Cooper Tire,” “our,” “we,” or “us”) to be used at the Annual Meeting of Stockholders of the Company to be held on May 6, 2016, at 10:00 a.m., Eastern Daylight Time, at The Westin Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242. This proxy statement and the related form of proxy were first mailed or made available to stockholders on or about March 22, 2016.

Purpose of Annual Meeting

The purpose of the Annual Meeting is for stockholders to act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement. These matters consist of (1) the election of nine Directors, (2) the ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2016, (3) the approval, on a non-binding advisory basis, of the Company’s named executive officer compensation, and (4) the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Voting

Each share of the Company’s Common Stock will be entitled to one vote on each matter. Only stockholders of record at the close of business on March 14, 2016, (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 55,526,781 shares of Common Stock outstanding. The holders of a majority of the shares of Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” with respect to a proposal will be counted to determine whether a quorum is present at the Annual Meeting.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. “Broker non-votes” occur when an organization that holds shares for a beneficial owner has not received voting instructions with respect to the proposal from the beneficial owner. Whether such organization has the discretion to vote those shares on a particular proposal depends on the ballot item. If the organization that holds your shares does not have discretion and you do not give the organization instructions, the votes will be “broker non-votes,” which may have the same effect as votes against the proposal.

Below is a summary of the vote threshold required for passage of each agenda item and the effect of abstentions and “broker non-votes.”

Agenda Item 1. Except in the case of a contested election, each nominee for election as a Director who receives a majority of the votes cast with respect to such Director’s election by stockholders will be elected as a Director. In the case of a contested election, the nominees for election as Directors who receive the greatest number of votes will be elected as Directors. Abstentions and “broker non-votes” are not counted for purposes of the election of Directors.

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Agenda Item 2. Although the Company’s independent registered public accounting firm may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. As a result, abstentions will have the same effect as a vote cast against the proposal. As a routine matter, we do not expect “broker non-votes” with respect to this proposal.

Agenda Item 3. Although the advisory vote to approve named executive officer compensation is non-binding, the advisory vote allows our stockholders to express their opinions regarding officer compensation. The Board will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting as approval of the compensation of the Company’s named executive officers for fiscal 2015. Abstentions are counted as votes against and “broker non-votes” are not counted for purposes of the advisory vote to approve named executive officer compensation. As a result, if you own shares through a bank, broker-dealer, or similar organization, you must instruct your bank, broker-dealer, or other similar organization to vote in order for them to vote your shares.

Proxy Matters

Stockholders may vote by completing, properly signing, and returning the accompanying proxy card, or by attending and voting at the Annual Meeting. If you properly complete and return your proxy card in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares (i) to elect the nominees listed under “Nominees for Director,” (ii) for the ratification of the selection of the Company’s independent registered public accounting firm, and (iii) for approval of the compensation of the Company’s named executive officers for fiscal year 2015.

Stockholders of record and participants in certain defined contribution plans sponsored by the Company (see below) may also vote by using a touch-tone telephone to call 1-800-690-6903, or by the Internet by accessing the following website: http://www.proxyvote.com.

Voting instructions, including your stockholder account number and personal proxy control number, are contained on the accompanying proxy card. You will also use this accompanying proxy card if you are a participant in the following defined contribution plans sponsored by the Company:

•          Spectrum Investment Savings Plan

•          Pre-Tax Savings Plan (Texarkana Represented Employees)

•          Pre-Tax Savings Plan (Findlay Represented Employees)

Those stockholders of record who choose to vote by telephone or Internet must do so no later than 11:59 p.m., Eastern Daylight Time, on May 5, 2016. All voting instructions from participants in the defined contribution plans sponsored by the Company and listed above must be received no later than 5:00 p.m., Eastern Daylight Time, on May 4, 2016.

A stockholder may revoke a proxy by filing a notice of revocation with the Secretary of the Company, or by submitting a properly executed proxy card bearing a later date. A stockholder may also revoke a previously executed proxy (including one submitted by Internet or telephone) by attending and voting at the Annual Meeting, after requesting that the earlier proxy be revoked. Attendance at the Annual Meeting, without further action on the part of the stockholder, will not operate to revoke a previously granted proxy card. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the Annual Meeting.

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AGENDA ITEM 1

ELECTION OF DIRECTORS

In accordance with the Restated Certificate of Incorporation of the Company, the Board of Directors has fixed the total number of Directors to be elected at the Annual Meeting at nine. All nine of our Directors standing for reelection have a term that expires at this Annual Meeting and each has consented to stand for reelection. At this Annual Meeting, nine Directors are being elected to serve for a term of office that will expire at the Annual Meeting of Stockholders in 2017. In the event that any of the nominees becomes unavailable to serve as a Director before the Annual Meeting, the Board of Directors may designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends that stockholders vote FOR the nine nominees for Director.

NOMINEES FOR DIRECTOR

ROY V. ARMES	Chairman of the Board,
Chief Executive Officer, and President

Mr. Armes, age 63, has served as Chief Executive Officer and President of the Company since January 2007 and as Chairman of the Board since December 2007. He was previously employed at Whirlpool Corporation, a manufacturer and marketer of major home appliances, for 31 years, where he gained experience in engineering, manufacturing, global procurement, and international operations management. Mr. Armes also developed a successful track record at Whirlpool Corporation of developing customer relationships and consumer-oriented products. During his career at Whirlpool Corporation, Mr. Armes served in positions including: Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy). Mr. Armes is also a director of AGCO Corporation. Mr. Armes has a B.S. in Mechanical Engineering from The University of Toledo. As previously disclosed, Mr. Armes intends to retire from the Company effective August 31, 2016. Mr. Armes’ education, board member experience, and business management experience in manufacturing, technology, and sales and marketing, including eight years of international business experience, qualify him to continue serving as a member of the Board of Directors.

Director Since	2007

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NOMINEES FOR DIRECTOR (CONT.)

THOMAS P. CAPO	Former Chairman of the Board,
Dollar Thrifty Automotive Group, Inc.

Mr. Capo, age 65, served as Chairman of the Board of Dollar Thrifty Automotive Group, Inc., a vehicle rental company, from October 2003 to November 2010. Mr. Capo was a Senior Vice President and Treasurer of DaimlerChrysler Corporation, an automobile manufacturer, from November 1998 until August 2000. From November 1991 to October 1998, he was Treasurer of Chrysler Corporation, an automobile manufacturer. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation, a finance company. Mr. Capo currently serves as a director of Lear Corporation, and, until its sale in November 2012, he served as a director of Dollar Thrifty Automotive Group, Inc. Mr. Capo has a B.S. in Accounting and Finance, an M.A. in Economics, and an M.B.A. in Finance, each from the University of Detroit Mercy. Mr. Capo’s public company board and committee experience, including at the board chairman level, executive management and leadership experience, especially in finance, treasury, capital markets, financial reporting and compliance, including his service as a public company treasurer and controller, and education qualify him to continue serving as a member of the Board of Directors.

Director Since	2007

STEVEN M. CHAPMAN	Group Vice President,
China and Russia,
Cummins, Inc.

Mr. Chapman, age 62, is Group Vice President, China and Russia, for Cummins, Inc. Cummins designs, manufactures, and markets diesel engines and related components and power systems. Mr. Chapman has been with Cummins since 1985 and served in various capacities, including as Group Vice President, Emerging Markets & Businesses, President of Cummins’ International Distribution Business, Vice President of International, and Vice President of Southeast Asia and China. Mr. Chapman graduated from St. Olaf College with a B.A. in Asian Studies and from Yale University with a M.P.P.M. in Management. Mr. Chapman’s education, board member experience, and business management experience in operations and international operations qualify him to continue serving as a member of the Board of Directors.

Director Since	2006

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NOMINEES FOR DIRECTOR (CONT.)

SUSAN F. DAVIS	Executive Vice President,
Asia-Pacific Region for Johnson Controls

Ms. Davis, age 62, has served as Executive Vice President of the Asia-Pacific Region for Johnson Controls since 2015. Johnson Controls is a globally diversified technology and industrial leader serving customers in more than 150 countries. Ms. Davis has served in positions of increasing responsibility within Johnson Controls. She was named Vice President of Organizational Development in 1993. The following year, she was appointed Corporate Vice President of Human Resources and was named Executive Vice President of Human Resources in 2005. She was named Chief Human Resources Officer in 2012. She joined the company in 1985, following its acquisition of Hoover Universal, where she began her career in 1983 as a strategic planner for the automotive seating and plastics machinery business. Ms. Davis holds a Master of Business Administration (MBA) degree from the University of Michigan. She graduated magna cum laude with a Master of Arts degree and magna cum laude with a Bachelor of Arts, both from Beloit College. Ms. Davis currently serves as director of Quanex Corporation and vice chair of the Human Resources Policy Association. Ms. Davis’ education, board member experience, and business management experience qualify her to continue serving as a member of the Board of Directors.

Director Since	2016

JOHN J. HOLLAND	President,
Greentree Advisors LLC

Mr. Holland, age 66, has served as President of Greentree Advisors LLC since 2005. Greentree Advisors LLC provides business advisory services. Mr. Holland served as President of The International Copper Association (ICA) from 2012 to 2015. The ICA is a marketing and trade organization for the global copper industry. Mr. Holland served as President, Chief Operating Officer, and Chief Financial Officer of MMFX Technologies Corporation from September 2008 until October 2009. MMFX Technologies is an inventor and manufacturer of nano technology steel. Prior to that, he was Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an ethanol producer, from August 2006 until June 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of pre-engineered building systems, supplier of architectural aluminum systems and components, and provider of construction and real estate services for the non-residential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland is also a director of SAIA, Inc., and NCI Buildings Systems Inc. Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas. Mr. Holland’s education, board member experience, and business management experience in operations and accounting, including his service as a chief executive officer and chief financial officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	2003

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NOMINEES FOR DIRECTOR (CONT.)

JOHN F. MEIER	Former Chairman of the Board
and Chief Executive Officer,
Libbey Inc.

Mr. Meier, age 68, served as Chairman of the Board and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, from June 1993 until July 2011. Mr. Meier served as Chairman of the Board of Applied Industrial Technologies, an industrial distributor, from December 2011 through October 2014, and continues to serve on that company’s Board. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is trustee emeritus of Wittenberg University. Mr. Meier’s education, board member experience, and business management experience, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors.

Director Since	1997

GARY S. MICHEL	Senior Vice President and
President, Residential Heating, Ventilation
and Air Conditioning (HVAC),
Ingersoll Rand

Mr. Michel, age 53, has served as President of Ingersoll Rand’s residential HVAC business since 2011; which includes brands such as Trane, American Standard, Ameristar, and Nexia Home Intelligence. Ingersoll Rand is a $13 billion global business that enhances the quality and comfort of air in homes and buildings; transports and protects food and perishables, and increases industrial productivity and efficiency. Mr. Michel, a 30-year veteran of Ingersoll Rand, is a Senior Vice President of the company and also serves as a member of its enterprise leadership team. He also leads the Ingersoll Rand Sales Excellence Initiative, as well as serving as a co-lead of the company’s enterprise sustainability efforts. Mr. Michel began his tenure with Ingersoll Rand as an application engineer and went on to hold product, sales, and business management roles before moving into a series of leadership positions across various geographic and market segments, culminating in his current role. Mr. Michel holds a Bachelor of Science degree in Mechanical Engineering from Virginia Polytechnic Institute and State University and a Master of Business Administration (MBA) degree from the University of Phoenix.

Director Since	2015

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NOMINEES FOR DIRECTOR (CONT.)

JOHN H. SHUEY	Former Chairman of the Board,
President and Chief Executive Officer,
Amcast Industrial Corporation

Mr. Shuey, age 70, joined Amcast Industrial Corporation, a producer of aluminum components for the automotive industry and plumbing products for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February 2001. Prior to joining Amcast, Mr. Shuey served as chief financial officer for two Fortune 500 companies. Mr. Shuey has been a private investor since February 2001. Mr. Shuey has a B.S. degree in Industrial Engineering and an M.B.A. degree, both from the University of Michigan. Mr. Shuey’s education, board experience, and business and financial management experience, including service as chief financial officer for two Fortune 500 companies, as well as his service as a chief executive officer and in numerous leadership positions for many organizations, qualify him to continue serving as a member of the Board of Directors.

Director Since	1996

ROBERT D. WELDING	Former Non-Executive Chairman,
Public Safety Equipment (Int’l) Limited

Mr. Welding, age 67, served as the Non-Executive Chairman of Public Safety Equipment (Int’l) Limited, a manufacturer of highway safety and enforcement products, from January 2009 until his retirement in May 2010. Prior to that, he was President, Chief Executive Officer, and a director of Federal Signal Corporation, a manufacturer of capital equipment, from November 2003 until his retirement in 2007. Prior to holding those positions, Mr. Welding was Executive Vice President of BorgWarner, Inc., a U.S. automotive parts supplier, and Group President of BorgWarner’s Driveline Group from November 2002 until November 2003, and was President of BorgWarner’s Transmission Systems Division from 1996 to November 2002. Mr. Welding graduated from the University of Nebraska with a B.S. in Mechanical Engineering, holds an M.B.A. from the University of Michigan, and is a graduate of Harvard Business School’s Advanced Management Program. Mr. Welding’s education, board member experience, and business management experience in strategy development, operations leadership, continuous improvement, product development, technology, and corporate leadership qualify him to continue serving as a member of the Board of Directors.

Director Since	2007

Note: The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table presented under the heading “Security Ownership of Management” in this proxy statement.

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AGENDA ITEM 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent registered public accounting firm of the Company in 2015 and has been retained by the Audit Committee to do so in 2016. In connection with the audit of the 2016 financial statements, the Company has engaged Ernst & Young LLP to perform audit services for the Company. The Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized public accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the Company’s independent registered public accounting firm.

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AGENDA ITEM 3

PROPOSAL TO approve, ON A NON-BINDING ADVISORY BASIS,

NAMED executive OFFICER compensation

The Board of Directors is aware of the significant interest in executive compensation matters by investors and the general public. The Company is submitting this proposal, commonly known as a “say-on-pay” proposal, to stockholders. The Company is currently conducting say-on-pay votes every year and expects to hold the next say-on-pay vote in connection with its 2017 Annual Meeting of Stockholders. As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, we are asking you to cast a non-binding advisory vote to approve the Company’s named executive officer compensation through the consideration of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Our Compensation Committee has overseen the development and implementation of a compensation program that is discussed more fully in “Compensation Discussion and Analysis” and “Executive Compensation,” including the summary tables and narrative sections of this proxy statement.

The Company’s compensation program emphasizes a pay-for-performance philosophy. Performance-based annual cash incentive and long-term incentive programs, collectively, are the majority of the targeted annual compensation for our named executive officers. These programs are designed to:

•	Drive the long-term financial and operational performance of the Company;

•	Deliver value to our stockholders;

•	Recognize and reward corporate, group and individual performance;

•	Provide a pay package that reflects our judgment of the value of each officer’s position in the marketplace and the Company; and

•	Attract and retain strong executive leadership.

In executing a philosophy which begins with creating long-term value to stockholders, the Compensation Committee has established a framework for executive compensation that promotes a culture of performance and accountability with due consideration to risk management, transparency, and the need to adjust to rapidly changing market conditions. The program is heavily weighted toward pay at risk, with limited executive perquisites and benefits and clear line of sight to the link between important Company strategic goals and the rewards for achieving those objectives.

To further promote alignment with the interests of stockholders and a culture of enduring performance and accountability, the Company’s executives have stock ownership requirements and are bound by a clawback policy which allows for the recoupment of incentive payments in certain circumstances. The fully independent Compensation Committee believes that the executive compensation program is an essential factor in the Company’s strengthening of its leadership team and competitive position in the marketplace, both of which lead to business continuity and long-term value creation.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee, or the Board of Directors. However, we value stockholders’ opinions, and the Board will carefully consider the outcome of the advisory vote on named executive officer compensation.

The Board of Directors recommends that the stockholders vote FOR approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers for fiscal year 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Cooper Tire’s executive compensation program for its named executive officers is driven by our financial and strategic goals and the principle of pay for performance. The compensation program, which primarily consists of a base salary and performance-based cash incentive and equity awards, is built upon many of the principles and governance practices highlighted below.

Compensation Design and Levels
•	Pay is tied to performance:
	-	Approximately 86% of the Chief Executive Officer’s target annual compensation and 71% of other named executive officer’s target annual compensation is at-risk and varies with performance, against incentive goals as well as performance of the stock in the case of stock options and restricted stock unit (RSU) awards.
	-	There is an appropriate balance of annual and long-term incentives, and metrics used in the annual plan are different from the metrics used in the long-term incentive plan.
	-	The annual incentive plan is based upon the achievement of established corporate or business unit performance goals.
	-	Two-thirds of the long-term opportunity is based on the achievement of established corporate performance goals.
	-	Dividend equivalents are not accrued or paid on performance awards that are not notionally earned.
•	To facilitate a comprehensive view of all current and previously granted forms of compensation, tally sheets are used by the Compensation Committee.
•	Compensation peer groups are evaluated periodically to align with investor expectations and changes in the Company’s business and market practice.
•	The Compensation Committee references the market median with respect to establishing compensation levels for the named executive officers.
•	Executive officers, including named executive officers, receive the same group benefits as other salaried employees, including health, life insurance, disability, and retirement benefits; they are also eligible for a non-qualified supplementary benefit plan designed to restore 401(k) benefits lost due to Internal Revenue Code statutory limits and a deferred compensation plan, which is legally required to limit participation and does not provide any fixed, above-market earnings opportunity.
•	Executive officer perquisites are limited and reviewed annually by the Compensation Committee. There are no tax gross-ups on any perquisites, other than for travel costs of spouses who accompany executives to participate in business-related activities.
•	The Company maintains a double trigger requirement for change in control severance benefits and for the acceleration of time-based equity awards, including restricted stock units and stock options (provided the awards are assumed or replaced with substantially equivalent awards).
•	Except for Mr. Armes, whose employment agreement was entered into in 2006, there are no excise tax gross-up provisions upon a change in control.
•	The Company’s three-year average burn rate is below the mean burn rate for the Russell 3000 companies in GICS group 2510.

Executive Compensation Policies and Practices
•	Executives who participate in the long-term incentive plan are required to meet minimum levels of stock ownership.
•	The Board has an established policy for recoupment of annual and long-term incentive compensation in the event of a restatement of reported financial results or if an employee has engaged in unethical conduct detrimental to the Company.
•	Except for Mr. Armes, none of the named executive officers have an employment agreement.
•	The process used to evaluate risks associated with the compensation program is formalized with an annual review of compensation plans, practices, and policies. Risk mitigation is incorporated into plan design, including capping both annual and long-term incentive plan payouts.
•	The Compensation Committee generally designs and administers the executive compensation programs to maximize tax deductibility of executive compensation paid to the named executive officers.
•	Our executive compensation consultant is retained directly by and reports to the Compensation Committee, does not provide any services to management, and had no prior relationship with our Chief Executive Officer or any other named executive officer.
•	The Board has adopted an anti-hedging and anti-pledging policy.

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2015 Financial Results

The Company entered 2015 on the heels of selling its ownership interest in the Cooper Chengshan (Shandong) Tire Company Ltd. (“CCT”) joint venture and the expectation of new tariffs on passenger and light truck tires imported into the U.S. from China, each of which presented unique challenges and opportunities throughout the year. Numerous steps were taken around the globe to transform and enhance the business, and the Company achieved record-setting operating profit of $354 million and a 6.8% unit volume increase across all regions, excluding CCT from prior years. In addition to the financial achievements, which are reflected in the results shown below, the Company made significant investments in its manufacturing facilities around the world, with a continued focus on producing and selling more high-value, high-margin products and enhancing worldwide competitiveness.

The actual results against 2015 targets are as follows:

Corporate Performance Metrics*	2015 Targets	2015 Performance Results

Operating Profit	$280,000,000	$354,480,000

Free Cash Flow	$50,000,000	$94,624,000

Net Income	$164,000,000	$212,766,000

Return on Invested Capital	13.3%	18.0%

*	For more information about how these performance metrics are calculated and reconciliations to amounts presented in Form 10-K, see “Incentive Compensation – Performance Metrics for 2015” on pages 14 and 15.

Our Executive Officer Compensation Program Is Administered by the Compensation Committee

The Compensation Committee is responsible for performing the duties of the Board of Directors relating to the compensation of our executive officers and other senior management.  During 2015, our named executive officers were Mr. Roy V. Armes, Chairman, Chief Executive Officer, and President; Ms. Ginger M. Jones, Vice President and Chief Financial Officer; Ms. Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer; Mr. Bradley E. Hughes, Senior Vice President and Chief Operating Officer; and Mr. Stephen Zamansky, Senior Vice President, General Counsel and Secretary.

With input, as appropriate, from management and our outside executive compensation consultant, the Compensation Committee reviews and approves all elements of our executive compensation program. Management is responsible for making recommendations to the Compensation Committee regarding executive officer compensation (except with respect to Mr. Armes’ compensation) and effectively implementing our executive compensation program, as approved by the Compensation Committee.

The Compensation Committee retained Exequity LLP as its executive compensation consultant in 2015 and utilized data from Aon Hewitt, an outside compensation consultant, for pay benchmarking.

Additional information about the role and processes of the Compensation Committee is presented under the heading “Executive Compensation Consultant Disclosure” and “Meetings of the Board of Directors and Its Committees - Compensation Committee” in this proxy statement.

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Executive Compensation Philosophy and Approach

The Cooper Tire executive officer compensation program is designed to deliver value to our stockholders by driving long-term financial and operational performance. To accomplish this goal, we have structured our executive compensation program to attract, motivate, and retain the caliber of leadership required to meet these objectives. In the following sections, we will address our benchmarking process and philosophy, how we set compensation levels, and the separate, but integrated elements of our program.

Compensation Peer Groups

The Compensation Committee annually analyzes market benchmark data regarding base salary and annual and long-term incentive opportunities and periodically evaluates market benchmark data regarding other compensation elements. The Compensation Committee uses benchmarking data to assess market pay levels and program design. For each element of compensation and in the aggregate, the Committee sets compensation targets near the middle of the range offered by comparable companies.

Peer Group for Pay Level Benchmarking - For 2015 officer pay level, we engaged Aon Hewitt to provide general industry data on 109 companies with revenues between $1.75 billion and $7.0 billion. The median revenue of these 109 companies was approximately $3.57 billion.

Peer Group for Program Design Benchmarking - For purposes of benchmarking executive program design, the Committee periodically reviews a group of 14 companies (listed below) whose annual revenues range from approximately 50% to 250% of our revenues and who have similar characteristics with respect to capital-intensive manufacturing, producing and marketing a consumer-branded product, focusing on technology-driven products, and managing international operations.

Borg Warner Inc.	Lennox International
Dana Holding Corp.	NACCO Industries, Inc.
Dover Corp.	Snap-on Incorporated
Flowserve Corporation	SPX Corp.
Harley-Davidson, Inc.	Steelcase Inc.
Harsco Corporation	Tenneco
Leggett & Platt Incorporated	Timken Co.

Our Compensation Levels Are Set Considering Business Needs, Market Data and Other Factors

We use a comprehensive and structured approach in setting the compensation framework for all executive positions. We begin with a review of the Company’s overall strategy and the particular role each executive position is expected to play in achieving the goals of the Company. Starting with this foundation and with the assistance of the Compensation Committee’s executive compensation consultant, we obtain and review relevant market benchmark data for each position regarding base salary, annual cash incentive opportunities, and long-term incentive award levels. We then determine an appropriate range of compensation for each position by assessing the market data in conjunction with the valuation of the position’s impact and importance in setting and achieving the strategic objectives of the Company.

To facilitate a comprehensive view of all current and previously granted forms of compensation for each named executive officer, tally sheets are used by the Compensation Committee. Informed by tally sheet data, competitive market data, organization strategies, and individual performance assessments, the Compensation Committee uses its judgment, rather than a formulaic approach, in setting target compensation for each named executive officer each year.

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Elements of Our Compensation Program

We believe that our executive compensation program, by element and in total, best achieves our objectives. The majority of each named executive officer’s compensation opportunity is based on the achievement of important financial and strategic goals established at the beginning of the respective performance period. The primary elements of our executive compensation program, all key to the attraction, retention, and motivation of our named executive officers, are shown in the following table:

Element	Purpose	Nature of Component

Base Salary	To value the competencies, skills, experience, and performance of individual executives.	Cash. Not “at risk.” Reviewed annually.

Annual Incentive Compensation	To motivate and reward executives for the achievement of targeted financial and strategic goals.	Cash award. Performance-based and “at risk.” Amount earned will vary based upon results achieved against annual goals (operating profit and free cash flow in 2015).

Long-Term Incentive Compensation	To motivate and reward executives for the achievement of long-term goals and creation of stockholder value.	Equity and cash awards. Performance-based and “at risk.” Amount earned will vary depending upon results achieved against long-term incentive goals (net income and return on invested capital in 2015) and in the case of stock options and RSU awards, Company stock performance.

Non-Qualified Benefits	To attract the level of talent required to achieve strategic objectives and to promote continuity of leadership.	Supplementary benefit plan to make up for qualified plan benefits lost due to limits of the Internal Revenue Code. Opportunity to participate in a non-qualified deferred compensation plan.

Base Salaries

We provide market competitive base salaries to attract and retain outstanding talent and to provide a fixed component of pay for our named executive officers. Base salaries are reviewed annually and are determined with consideration to the role of the executive, time in position, competitive market data regarding similar roles in similar organizations, individual performance, budget, and other considerations. The Compensation Committee uses the median of market data as the general reference point for base salary decisions because it believes that the median is the best representation of competitive salaries in the market for similar roles and talent.

In setting base salaries for 2015, the Compensation Committee considered the officer’s experience in his or her current role, the impact of his or her role on the Company’s results, the overall quality and manner in which the officer performs his or her role, the financial position of the Company, and the value of retention.

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Incentive Compensation

With input from management and its executive compensation consultant, the Compensation Committee reviews and discusses annual corporate and business unit performance targets and the appropriateness of these performance metrics and targets considering the following primary factors prior to approval:

•	Expected performance based upon the annual operating plan as approved by the Board;

•	The economic environment in which we expect to operate during the year, including risk factors;

•	The achievement of financial results expected to enhance stockholder value; and

•	The strategic goals and initiatives of the Company.

The Compensation Committee then establishes a bonus pool aimed at preserving the ability to deduct compensation paid under the annual incentive plan and the performance-based long-term incentive programs. The bonus pool approach establishes a maximum dollar amount and a maximum number of share units that can be paid to the Chief Executive Officer and certain other named executive officers from which the Compensation Committee may exercise negative discretion in determining the actual amounts paid under the annual and long-term incentive plans. The Compensation Committee exercised such negative discretion for 2015 to adjust the amounts awarded consistent with the financial and operating performance of the Company in connection with the metrics, goals, and targets described below. Please also see the section titled “Other Program Design Elements – Tax Deductibility of Executive Compensation” on pages 20 and 21 for additional information regarding the pool structure and approach.

Annual Incentive Compensation

Target Opportunity

At target levels of achievement, the Annual Incentive Plan (AIP) is designed to approximate the market median of awards for executives in similar roles in similar organizations. At the highest level of achievement, the annual cash incentive opportunity for our named executive officers was 200% of the target opportunity in 2015. At a threshold level of performance, the incentive opportunity was 50% of the target in 2015, with no incentive earned if performance was below the threshold achievement level.

The Compensation Committee uses the median of general industry market data as the general reference point for target annual cash incentive opportunities because it believes that the median is the best representation of competitive annual cash incentive levels in the market for similar roles and talent. With regard to setting individual annual cash incentive opportunity levels, the Compensation Committee has the discretion to adjust the target opportunity levels as it deems appropriate. Typical reasons for adjusting an individual officer’s target annual cash incentive opportunity level above or below the market median include how long the officer has been in his or her current role, the impact of the role upon the organization, and the multiple of salary needed to bring the total cash compensation of the executive to a competitive level.

Presented below are the target incentive awards for the named executive officers in 2015 using base salary dollars for the period of January 1, 2015, through December 31, 2015, and using AIP target percentages for the full period;

	2015 Target Incentive
Named Executive Officer	$	(% of Salary)
Mr. Armes	$1,544,526	140%
Ms. Jones	$352,500	75%
Ms. Harmon	$269,007	65%
Mr. Hughes	$504,296	90%
Mr. Zamansky	$270,895	65%

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Performance Metrics for 2015

The performance metrics under the 2015 Annual Incentive Plan for the named executive officers were 60% Corporate Operating Profit and 40% Corporate Free Cash Flow. The potential payout on each of the financial metrics ranged from 0% to 200% of target. The table below summarizes the threshold, target, and maximum goals as compared to actual results:

Performance Metric	Threshold Goal	Target Goal	Maximum Goal	Performance Result	Results as a Percent of Target

Corporate Operating	$170,000,000	$280,000,000	$350,000,000	$354,480,000	200%
Profit

Corporate Free	$0	$50,000,000	$80,000,000	$94,624,000	200%
Cash Flow

Corporate operating profit is equal to operating profit from the Company’s financial statements.

Corporate free cash flow is defined as cash provided by continuing operations plus proceeds from sale of assets, less capital expenditures and dividends, from the Company’s financial statements.

Following is the calculation of corporate free cash flow for 2015:

Cash Provided by Continuing Operations	$300,314,000
Plus: Proceeds From Sale of Assets	1,651,000
Less: Capital Expenditures	(182,544,000)
Less: Dividends	(24,797,000)
Corporate Free Cash Flow	$94,624,000

Presented below are the actual incentive awards for the named executive officers in 2015 based upon eligible earnings for the period of January 1, 2015 through December 31, 2015, the target bonus percentage levels for the same period, and an AIP achievement level of 200%:

	2015 Actual Incentive
Named Executive Officer	$	(% of Salary)
Mr. Armes	$3,089,052	280.0%
Ms. Jones	$705,000	150.0%
Ms. Harmon	$538,015	130.0%
Mr. Hughes	$1,008,592	180.0%
Mr. Zamansky	$541,790	130.0%

Long-Term Incentive Compensation

The Compensation Committee approves long-term incentive awards for the named executive officers and other senior executives of the Company. Long-term incentive awards are granted and can only be granted under the Cooper Tire & Rubber Company 2014 Incentive Compensation Plan, which allows for a variety of forms of long-term incentives.

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For 2015, awards of restricted stock units (“RSUs”), performance-based stock units, and performance-based cash were granted, with each weighted approximately one-third of the total award. In determining the appropriate form or mix of long-term performance awards, the Compensation Committee considers such factors as the motivational impact of various components, alignment with stockholder interests, the affordability of certain awards, and other business objectives which may prescribe or suggest the form or mix of awards at a particular time in the business cycle.

Award Grant Timing and Pricing

For current executives in the plan, the grant date is typically the date of our February Compensation Committee meeting. For most new executives, the grant date may be as of, or shortly after, the hiring date of the newly eligible executive. The methodology to determine the number of options or shares to grant and to establish the exercise price of equity-based awards is to average the high and low trading price of our common stock, as quoted on the New York Stock Exchange, on the date of grant.

Performance-Based Stock Units and Performance-Based Cash

Key design features of our performance-based stock units and performance-based cash grants include:

•	One-year measurement periods within a three-year performance period;

•	At the start of each year, specific financial metrics are set;

•	At the end of each year within a three-year performance period, performance-based stock units and performance-based cash can be notionally earned if financial targets for the awards have been achieved;

•	Payout opportunities can range from 0% to 200% of the target award opportunity;

•	Notionally earned performance-based stock units and performance-based cash, if any, vest and are payable at the end of the three-year cycle, with performance-based stock units payable in shares of common stock and performance-based cash settled in cash; and

•	Dividend equivalents, which are credited to notionally earned performance-based stock units, are reinvested into additional stock units and paid at the end of the three-year cycle with the underlying and vested performance-based stock units. Performance-based stock units that have not been notionally earned do not receive dividend equivalents.

Since the performance period for each performance-based grant is three years, participants can have overlapping three-year award opportunities active at any time.

The financial metrics for the 2015 measurement period of the 2013-2015, 2014-2016, and 2015-2017 performance periods approved by the Compensation Committee at the beginning of 2015 were as follows:

Metric	Weighting
Net Income	80%
Return on Invested Capital	20%

The Compensation Committee selected these performance metrics because net income and prudent management of capital are essential to the strategic and financial goals of the Company over each measurement period and the full three-year performance period. The ultimate value of performance-based stock units is based on the Company’s financial results and the stock price, which aligns with long-term stockholder value creation. The ultimate value of performance-based cash is based on the Company’s financial results.

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For purposes of performance-based stock units and the performance-based cash awards, the following table summarizes the threshold, target, and maximum performance goals for 2015 for the 2013-2015, 2014-2016, and 2015-2017 performance periods, as compared to the performance results:

Performance Metric	Threshold Goal	Target Goal	Maximum Goal	Performance Result	Results as a Percent of Target

Net Income	$100,000,000	$164,000,000	$200,000,000	$212,766,000	200.0%

Return on	11.0%	13.3%	16.0%	18.0%	200.0%
Invested Capital

Return on invested capital is calculated by dividing operating profit from the Company’s financial statements, less income tax and the tax impact of net interest expense, by an average of debt and equity. The average of debt and equity is calculated by taking the sum of the balance at the end of fiscal year 2014 and the balance at the end of each quarter in fiscal year 2015 and dividing by five.

Following is the calculation of return on invested capital for 2015:

Numerator:
Operating Profit	$354,480,000
Income Tax Expense	(118,224,000)
Net Interest Tax Effect	(7,648,000)
$228,608,000
Denominator:
Average of Debt and Equity	$1,272,227,000

Corporate Return on Invested Capital	18.0%

Performance-Based Stock Units

For the 2015-2017 performance period, the Compensation Committee granted individual target award opportunities for performance-based stock units, a portion of which could be notionally earned in 2015.

Presented below are the target numbers of performance-based stock units for the 2015 measurement period (or “tranche”) of the 2013-2015, 2014-2016, and 2015-2017 performance periods.

	Target Performance-Based Stock Unit Award For 2015
Named Executive Officer	2013-2015 Long-Term Incentive Performance Period	2014-2016 Long-Term Incentive Performance Period	2015-2017 Long-Term Incentive Performance Period
Mr. Armes	17,034	20,695	15,408
Ms. Jones	—	—	2,497
Ms. Harmon	2,392	2,736	1,844
Mr. Hughes	3,144	3,869	3,096
Mr. Zamansky	2,248	2,588	1,844

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Performance-Based Cash

For the 2015-2017 performance period, the Compensation Committee also granted individual target award opportunities for performance-based cash, a portion of which could be notionally earned in 2015.

Presented below are the target performance-based cash awards for the 2015 tranche of the 2013-2015, 2014-2016, and 2015-2017 performance periods:

	Target Performance-Based Cash Award For 2015
Named Executive Officer	2013-2015 Long-Term Incentive Performance Period	2014-2016 Long-Term Incentive Performance Period	2015-2017 Long-Term Incentive Performance Period
Mr. Armes	$451,111	$495,834	$564,000
Ms. Jones	—	—	$91,389
Ms. Harmon	$63,334	$65,550	$67,500
Mr. Hughes	$83,234	$92,692	$113,334
Mr. Zamansky	$59,500	$62,000	$67,500

Amounts Notionally Earned for the 2015 Measurement Period

In 2015, there was an opportunity to notionally earn performance-based stock units and performance-based cash granted under the 2013-2015, the 2014-2016, and the 2015-2017 performance periods. Presented below are the performance-based stock units (PBUs) and the performance cash notionally earned for the 2015 measurement period.

	2015 Measurement Period
	2013-2015 Performance Period		2014-2016 Performance Period		2015-2017 Performance Period
Named Executive Officer	PBUs	Performance Cash	PBUs	Performance Cash	PBUs	Performance Cash
Mr. Armes	34,068	$902,222	41,390	$991,668	30,816	$1,128,000
Ms. Jones	—	—	—	—	4,994	$182,778
Ms. Harmon	4,784	$126,668	5,472	$131,100	3,688	$135,000
Mr. Hughes	6,288	$166,468	7,738	$185,384	6,192	$226,668
Mr. Zamansky	4,496	$119,000	5,176	$124,000	3,688	$135,000

Amounts Earned for the 2013-2015 Performance Period

The table below summarizes the awards which were notionally earned in 2014 and 2015 for the now completed 2013-2015 performance period. These awards were paid in shares of common stock and cash in early 2016. There were no awards notionally earned by the named executive officers in 2013 under the 2012-2014 and the 2013-2015 plans.

	2013-2015 Performance Period
	2013 Measurement Period		2014 Measurement Period		2015 Measurement Period		2013-2015 Total Earned
	0% Achievement		82.2% Achievement		200.0% Achievement
Named Executive Officer	PBUs	Performance Cash	PBUs	Performance Cash	PBUs	Performance Cash	PBUs	Performance Cash
Mr. Armes	—	—	14,000	$370,813	34,068	$902,222	48,068	$1,273,035
Ms. Jones	—	—	—	—	—	—	—	—
Ms. Harmon	—	—	1,965	$52,060	4,784	$126,668	6,749	$178,728
Mr. Hughes	—	—	2,583	$68,418	6,288	$166,468	8,871	$234,886
Mr. Zamansky	—	—	1,846	$48,909	4,496	$119,000	6,342	$167,909

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In accordance with the regulations established by the Securities and Exchange Commission for the 2015 Summary Compensation Table, the “Stock Awards” column for 2015 shows only the performance stock unit tranches granted in 2015. The “Non-Equity Incentive Plan Compensation” column for 2015 shows the cash amounts notionally earned in 2014 and 2015 for the now completed 2013-2015 performance period because these cash amounts became nonforfeitable and were fully earned after the end of 2015. Likewise, in the 2015 Grants of Plan-Based Awards Table, the Estimated Future Payouts Under Non-Equity Incentive Awards column shows the performance cash tranches for each performance period.

Restricted Stock Units

The size of the restricted stock unit grants was determined with reference to the competitive benchmarking described on page 12, the Cooper Tire stock price, as well as individual performance and other long-term considerations.

The restricted stock units granted in 2015 generally vest in equal installments of one-third per year beginning one year after the date of grant and are presented in the “2015 Grants of Plan-Based Awards Table” that follows the Summary Compensation Table.

Retirement Benefits

In order to attract high caliber leadership and promote management continuity among our named executive officers, we provide the following retirement benefits:

•	401(k) Plan. The Company provides a 401(k) retirement savings plan for eligible employees, including the named executive officers. Under the Spectrum Retirement Savings Plan, in which the named executive officers participate, participants may choose to contribute up to the annual limit determined by the Internal Revenue Service (“IRS”). The Company currently provides each participant with a stated matching contribution of 100% of the first 1% of pay contributed by the employee and 50% of the next 5% of pay contributed by the employee. In addition, the Company may make a discretionary contribution into the 401(k) plan on behalf of all employees eligible to participate in the Spectrum Retirement Savings Plan, up to the limits determined annually by the IRS.

•	Pension Plan. Among the named executive officers, only Mr. Armes has an accrued benefit under the frozen cash balance plan. At “retirement”, as defined under the frozen cash balance plan, a participant who is eligible for an immediate benefit under the cash balance plan may elect his benefit be paid in the form of an annuity or in a lump sum. A participant who terminates prior to eligibility to receive an immediate benefit under the plan will receive an annuity at the time of normal or early retirement unless, within one year of termination of employment, the participant elects a lump-sum payment.

•	Non-Qualified Supplementary Benefit Plan. The Non-Qualified Supplementary Benefit Plan is a non-elective deferred compensation plan. This plan is designed to make-up for any qualified retirement plan benefits lost due to limits of the Internal Revenue Code (“Code”), and the named executive officers participate in the Non-Qualified Supplementary Benefit Plan only to the extent that full participation in our qualified plan is restricted by limits under the Code. Mr. Armes, who has an accrued balance under the frozen cash balance plan as noted above, has a balance in the Non-Qualified Supplementary Benefit Plan for the cash balance plan benefits that were lost due to the limits of the Internal Revenue Code, as well as a balance for the 401(k) benefits lost due to IRS limitations. These balances are shown in the “2015 Pension Benefits Table” on page 30.

For the executives who participate in the Company’s long-term incentive plan, including the named executive officers, retirement eligibility is the earlier of the date the executive becomes age 65, or the date the sum of his or her years of continuous employment with the Company and his or her age equals at least 70 years.

The actuarial change from 2014 in our named executive officers’ pension benefit is presented in the “2015 Summary Compensation Table” on page 24. Detailed information about these pension plans is also presented in the “2015 Pension Benefits Table” and related disclosures on page 30.

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Executive Deferred Compensation Plan

In order to provide executives an opportunity to defer earned salary or cash incentive awards, the Company offers a non-qualified deferred compensation plan. The plan allows selected senior management employees, including our named executive officers, to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual incentive compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant. We do not make matching or other employer contributions to the Executive Deferred Compensation Plan. Amounts deferred into this plan are credited to a notional account that is notionally invested in the same investment vehicles offered in the 401(k) plan and/or Cooper Tire stock, at the participant’s election. The plan does not provide any fixed, above-market earnings opportunity. Detailed information about this plan is presented in the “2015 Non-Qualified Deferred Compensation Table” and related footnotes.

Perquisites and Other Compensation

We provide a limited annual allowance of $15,000 to cover the cost of financial planning services and an annual executive physical for our named executive officers.  There is minimal use of the Company plane for personal use, and we do not provide a tax gross-up on the imputed income associated with any personal use of the Company plane by an executive.  It is the Company’s policy to reimburse for and to gross up the imputed income associated with the travel costs of spouses who accompany the executives to participate in business-related activities. The value of the noted perquisites is detailed in the footnote to the “All Other Compensation” column of the 2015 Summary Compensation Table on page 24.

Other Program Design Elements

Requirements to Maintain a Minimum Level of Stock Ownership

We believe that our named executive officers, whose business decisions impact our operations and results, should obtain and maintain a reasonable equity ownership in the Company. Toward that end, the Compensation Committee has established stock ownership guidelines for our named executive officers as outlined below:

Officer	Ownership Guideline	Targeted Achievement Date
Mr. Armes	5X Base Salary	January 1, 2013
Ms. Jones	3X Base Salary	December 3, 2019
Ms. Harmon	3X Base Salary	December 16, 2014
Mr. Hughes	3X Base Salary	November 18, 2014
Mr. Zamansky	3X Base Salary	April 4, 2016

If any of our named executive officers do not satisfy the stock ownership guidelines in a timely manner, the Compensation Committee may take action, including requiring that 50% of an executive’s annual cash incentive be paid in stock; requiring that the executive retain 50% of the net after-tax shares following the exercise of any stock options or upon the vesting of other equity awards; requiring that 50% of the executive’s long-term incentive awards be paid in stock; or reducing the executive’s long-term incentive grants. All named executive officers had met their respective ownership requirements as of March 1, 2016.

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Clawback Policy

Our Board has adopted a policy that permits us to recoup the incentive compensation paid to our executives in certain circumstances. Under this policy, if the Company significantly restates its reported financial results, the Board will review the circumstances that caused such restatement, consider issues of accountability and oversight, and analyze the impact of such restatement on compensation paid or awarded to Company employees. If the restatement is the result of fraud or misconduct, the Board may elect to recover all annual cash incentive awards, long-term incentive awards, and other incentive-based compensation paid to the employees who engaged in such fraud or misconduct. Additionally, for participants in the Company’s long-term incentive plans, the Board may elect to recover amounts paid out to the extent the Company’s performance results were over-stated as a result of such restatement, and, for all participants, the Board may adjust any unvested or notionally earned amounts related to the relevant measurement period(s) to reflect the restatement. If the restatement is not the result of fraud or misconduct, the Board may adjust any unvested or notionally earned amounts related to the relevant measurement period(s) to reflect the restatement. The policy also provides that if the Board determines that any employee has engaged in unethical conduct detrimental to the Company, the Board may seek recoupment of all annual cash incentives, long-term incentives, or other incentive-based compensation paid to such employee during the period(s) of such unethical behavior, and cancel all unvested or notionally earned incentive-based compensation related to such period(s). Recovery under the Clawback Policy is in addition to any recoupment required or permitted by law, including the Sarbanes-Oxley Act of 2002 and common law, or by contract.

Hedging and Pledging Transactions

In order to align the interests of the Company’s officers and Directors with those of its stockholders and to address a potential appearance of improper or inappropriate conduct, the Board of Directors has adopted a policy with respect to hedging and pledging of Common Stock or other equity securities of the Company (“Company Securities”). This anti-hedging policy prohibits Company officers and Directors, including certain spouses of such persons, from hedging Company Securities, including short-selling, options, puts, calls, collars and exchange funds, as well as derivatives such as swaps, forwards and futures, or pledging or otherwise encumbering Company Securities as collateral for indebtedness. Persons subject to this policy will be afforded a reasonable opportunity to unwind or otherwise terminate any prohibited hedging transactions or arrangements existing as of the time such person becomes subject to the policy.

Tax Deductibility of Executive Compensation

The financial reporting and income tax consequences of the compensation elements are considered by the Compensation Committee when it analyzes the design and level of compensation. The Compensation Committee balances its objective of ensuring effective and competitive compensation packages with the desire to maximize the tax deductibility of compensation.

Regulations issued under Section 162(m) of the Internal Revenue Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and certain other named executive officers will not be deductible unless it meets specified criteria for being “performance-based.” The Compensation Committee generally designs and administers the executive incentive programs of the Company to qualify for the performance-based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances the business objectives of the Company.

In 2014, the Compensation Committee implemented a bonus pool approach to preserve the ability to deduct compensation paid under the AIP and the performance-based long-term incentive programs. The bonus pool approach establishes a maximum dollar amount and a maximum number of share units that can be paid to the Chief Executive Officer and certain other named executive officers. For 2015, the bonus pool formula was based on the greater of 4% of Operating Profit or 5% of Net Cash Provided from Continuing Operations for the AIP and the greater of 3% of Cumulative Operating Profit or 4% of Cumulative Net Cash Provided from Continuing Operations for performance-based stock units and 1.5% of Cumulative Operating Profit or 2.0% of Cumulative Net Cash Provided from Continuing Operation for performance-based cash under the long-term incentive programs. Within the limits of the

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pool, the Compensation Committee determined the amounts paid under the annual and long-term incentive plans, as previously described.

Employment Agreement and Change in Control Plan

The Company has an employment agreement with Mr. Armes that specifies minimum pay levels and provides severance benefits in certain circumstances (both with and without a change in control). The terms of Mr. Armes’ employment agreement were negotiated in the light of market benchmark data provided in 2006 by Towers Watson, cost and other considerations, and were set to attract him to join the Company. The terms of the original agreement dated December 19, 2006, were amended and restated on December 22, 2008, with respect to Section 409A of the Internal Revenue Code. Mr. Armes’ base salary as of December 31, 2015, was $1,112,000.

As a tool to facilitate attraction and retention of key executive talent, the Company also has a change in control plan that covers each of the other named executives. Under this plan, benefits are received only in the event that an actual change in control and termination occurs, or termination occurs during a time when the Company is party to a definitive agreement, the consummation of which would result in a change in control, and thus are not considered part of annual compensation. We believe that a change in control plan maintains productivity, facilitates a long-term commitment to the organization, and encourages retention when, and if, we are confronted with the potential disruptive impact of a change in control of the Company.

See “Potential Payments Upon Termination or Change in Control” beginning on page 33 for more information regarding these arrangements.

Compensation Plan for 2016

When setting executive compensation for 2016, the Compensation Committee took into account the results of the stockholder advisory vote on named executive officer compensation that occurred at the 2015 Annual Meeting of Stockholders. As a substantial majority (approximately 96%) of the votes cast approved the compensation program described in our 2015 proxy statement, the Compensation Committee applied the same general principles in determining the amounts and types of executive compensation for 2016 as described below.

Base pay levels are set with reference to individual roles, impact, individual performance, and median levels of competitive market pay as determined by general market comparisons as described on page 13.

Annual cash incentive opportunity levels are benchmarked against competitive norms as measured against general industry data for similar executive positions. Individual annual cash incentive opportunity levels are adjusted, if warranted, to maintain competitive compensation packages for our named executive officers.

The long-term incentive opportunity for 2016 includes one-third performance-based stock units, one-third performance-based cash, and one-third RSUs. Individual long-term incentive targets are benchmarked against appropriate market data and adjusted, if warranted, to maintain competitive compensation opportunity for our named executive officers.

Executive Compensation Consultant Disclosure

During the 2015 fiscal year, the Compensation Committee engaged Exequity LLP to serve as an executive compensation consultant. Exequity provides research, data analysis, survey information and design expertise in developing compensation programs for executives. In addition, Exequity keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. A representative of Exequity typically attends meetings of the Compensation Committee and is available to participate in executive sessions. The Compensation Committee has considered the independence-related factors enumerated by the NYSE and the SEC and has concluded that Exequity is independent. In addition, the Compensation Committee has concluded that the work of Exequity in 2015 did not raise any conflicts of interest.

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Compensation-Related Risk Assessment

The Compensation Committee periodically reviews the incentive plan policies and practices that apply to all of our non-represented employees to determine whether such policies and practices are reasonably likely to have a material adverse effect on the company.  As part of this process, during 2015, the Compensation Committee, with the assistance of management and the human resources department, conducted a formal assessment of these compensation plans and practices.  After conducting this assessment, both management and the Compensation Committee have determined that none of our compensation policies and practices creates any risks that are reasonably likely to have a material adverse effect on the company.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2016 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities Exchange Commission or Section 18 of the Exchange Act.

Respectfully submitted,

John F. Meier, Chairman

Steven M. Chapman

Robert D. Welding

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EXECUTIVE COMPENSATION

The following tables and narratives provide, for the fiscal year ended December 31, 2015, descriptions of the cash compensation paid by the Company, as well as certain other compensation awarded, paid or accrued, during 2015 to our named executive officers, including:

•	Mr. Roy V. Armes, Chairman, Chief Executive Officer, and President;

•	Ms. Ginger M. Jones, Vice President and Chief Financial Officer;

•	Ms. Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer; Mr. Bradley E. Hughes, Senior Vice President and Chief Operating Officer; and Mr. Stephen Zamansky, Senior Vice President, General Counsel and Secretary; who were our most highly compensated executive officers other than Mr. Armes and Ms. Jones, who were employed by the Company as of December 31, 2015.

2015 SUMMARY COMPENSATION TABLE

The following table shows compensation information for 2013, 2014, and 2015 as applicable, for our named executive officers.

Name and Principal Position(1)	Year	Salary	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation (6)	Total
Roy V. Armes	2015	$1,103,344	—	$3,654,001	—	$4,362,087	$9,100	$249,154	$9,377,686
Chairman, Chief Executive	2014	$1,071,911	—	$3,689,147	$1,851,910	$2,302,674	$8,709	$201,089	$9,125,440
Officer, and President	2013	$1,040,459	—	$1,389,298	$1,621,496	$1,454,720	$8,334	$320,282	$5,834,589

Ginger M. Jones	2015	$470,574	—	$367,309	—	$705,000	—	$27,550	$1,570,433
Vice President and	2014	$32,538	—	$479,025	—	$25,990	—	—	$537,553
Chief Financial Officer

Brenda S. Harmon	2015	$413,881	—	$459,835	—	$716,743	—	$60,050	$1,650,509
Senior Vice President and	2014	$401,825	—	$664,210	$244,844	$396,786	—	$56,895	$1,764,560
Chief Human Resources	2013	$389,663	—	$225,901	$227,662	$263,860	—	$78,988	$1,186,074
Officer

Bradley E. Hughes	2015	$559,912	—	$713,325	—	$1,243,478	—	$92,377	$2,609,092
Senior Vice President and	2014	$497,989	—	$726,218	$398,144	$550,618	—	$72,164	$2,245,133
Chief Operating Officer	2013	$470,700	—	$273,980	$347,077	$343,452	—	$77,439	$1,512,648

Stephen Zamansky	2015	$416,727	—	$449,096	—	$709,699	—	$56,957	$1,632,479
Senior Vice President,	2014	$393,354	—	$651,295	$266,324	$381,393	—	$46,922	$1,739,288
General Counsel and
Secretary

24

(1)	Ms. Jones joined the Company on December 3, 2014.

(2)	Except as otherwise noted below, the amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 14 to our Consolidated Financial Statements for the twelve months ended December 31, 2015. At maximum performance levels under the 2015 tranche of the 2013-2015 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $1,252,851; Ms. Jones, $0; Ms. Harmon, $175,932; Mr. Hughes, $231,241; and Mr. Zamansky $165,340. At maximum performance levels under the 2015 tranche of the 2014-2016 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $1,522,117; Ms. Jones, $0; Ms. Harmon, $201,233; Mr. Hughes, $284,565; and Mr. Zamansky, $190,347. At maximum performance levels under the 2015 tranche of the 2015-2017 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $1,133,258; Ms. Jones, $183,654; Ms. Harmon, $135,626; Mr. Hughes, $227,711; and Mr. Zamansky, $135,626.

(3)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair values computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 14 to our Consolidated Financial Statements for the twelve months ended December 31, 2015.

(4)	The amounts shown in this column for 2015 represent payouts in cash for performance under our annual cash incentive program and the performance-based cash notionally earned for the 2014 and 2015 tranches of the 2013-2015 long-term incentive plan. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on achievement of certain financial goals. See “Compensation Discussion and Analysis” beginning on page 10 for more information about our annual cash incentive program and the performance-based component of the long-term incentive program.

(5)	These amounts represent aggregate changes in the actuarial present value of the named executive officer’s accumulated benefit under our pension plans (including supplemental defined benefit plans). Only Mr. Armes participated in the now frozen pension plan; and none of the named executive officers received above-market earnings on deferred compensation balances from prior years.

(6)	The amounts shown in this column for 2015 represent other compensation and perquisites, including company contributions to qualified and non-qualified defined contribution plans, executive physicals, financial planning services, personal use of company aircraft and spouse and dependent travel. The company contributions to the non-qualified plan include contributions made in 2016 for the 2015 plan year. Personal use of the company plane is limited and charged based upon Cooper Tire’s operating costs.

Amounts received by each named executive officer for 2015 are identified and quantified in the table below:

		Company
	Company	Contributions
	Contributions	To	Personal,	Tax
	To Qualified	Non-Qualified	Spouse,	Gross-Up
	Defined	Defined	and	Related	Financial
	Contribution	Contribution	Dependent	to Travel	Planning	Executive
Named Executive Officer	Plan	Plan	Travel	Costs	Services	Physical	Total
Roy V. Armes	$21,620	$202,413	$5,024	$5,097	$13,733	$1,267	$249,154
Ginger M. Jones	$21,620	—	—	—	$2,900	$3,030	$27,550
Brenda S. Harmon	$21,620	$35,376	—	—	$750	$2,304	$60,050
Bradley E. Hughes	$21,620	$60,914	$387	$336	$9,120	—	$92,377
Stephen Zamansky	$21,620	$35,212	$66	$59	—	—	$56,957

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2015 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows all plan-based awards granted to our named executive officers during 2015. The unvested portion of the stock awards identified in this table are also reported in the “Outstanding Equity Awards at 2015 Fiscal Year-End Table” on page 28. All awards were granted under our 2014 Incentive Compensation Plan. For a summary of the incentive plan designs, see “Compensation and Discussion Analysis” beginning on page 10.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Type(1)	Grant Date (b)	$ Threshold (2) (c)	$ Target (3) (d)	$ Maximum (4) (e)	# Threshold (5) (f)	# Target (6) (g)	# Maximum (7) (h)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Value of Stock and Option Awards ($) (8) (i)
Roy V.	AIP	2/19/2015	$772,263	$1,544,526	$3,089,052
Armes	PBU1	2/19/2015				8,517	17,034	34,068		$626,425
	PBU2	2/19/2015				10,348	20,695	41,390		$761,059
	PBU3	2/19/2015				7,704	15,408	30,816		$566,629
	PBU4	2/19/2015	$225,556	$451,111	$902,222
	PBU5	2/19/2015	$247,917	$495,834	$991,668
	PBU6	2/19/2015	$282,000	$564,000	$1,128,000
	RSU								46,224	$1,699,888

Ginger M.	AIP	2/19/2015	$176,250	$352,500	$705,000
Jones	PBU3	2/19/2015				1,249	2,497	4,994		$91,827
	PBU6	2/19/2015	$45,695	$91,389	$182,778
	RSU								7,491	$275,482

Brenda S.	AIP	2/19/2015	$134,504	$269,007	$538,015
Harmon	PBU1	2/19/2015				1,196	2,392	4,784		$87,966
	PBU2	2/19/2015				1,368	2,736	5,472		$100,616
	PBU3	2/19/2015				922	1,844	3,688		$67,813
	PBU4	2/19/2015	$31,667	$63,334	$126,668
	PBU5	2/19/2015	$32,775	$65,550	$131,100
	PBU6	2/19/2015	$33,750	$67,500	$135,000
	RSU								5,532	$203,439

Bradley E.	AIP	2/19/2015	$252,148	$504,296	$1,008,592
Hughes	PBU1	2/19/2015				1,572	3,144	6,288		$115,621
	PBU2	2/19/2015				1,935	3,869	7,738		$142,282
	PBU3	2/19/2015				1,548	3,096	6,192		$113,855
	PBU4	2/19/2015	$41,617	$83,234	$166,468
	PBU5	2/19/2015	$46,346	$92,692	$185,384
	PBU6	2/19/2015	$56,667	$113,334	$226,668
	RSU								7,491	$275,482

Stephen	AIP	2/19/2015	$135,448	$270,895	$541,790
Zamansky	PBU1	2/19/2015				1,124	2,248	4,496		$82,670
	PBU2	2/19/2015				1,294	2,588	5,176		$95,174
	PBU3	2/19/2015				922	1,844	3,688		$67,813
	PBU4	2/19/2015	$29,750	$59,500	$119,000
	PBU5	2/19/2015	$31,000	$62,000	$124,000
	PBU6	2/19/2015	$33,750	$67,500	$135,000
	RSU								5,532	$203,439

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(1)	AIP = Annual Incentive Plan; PBU1 = Performance-based stock units granted in the 2015 tranche of the 2013-2015 Long-Term Incentive Plan; PBU2 = Performance-based stock units granted in the 2015 tranche of the 2014-2016 Long-Term Incentive Plan; PBU3 = Performance-based stock units granted in the 2015 tranche of the 2015-2017 Long-Term Incentive Plan; PBU4 = Performance-based cash granted in the 2015 tranche of the 2013-2015 Long-Term Incentive Plan; PBU5 = Performance-based cash granted in the 2015 tranche of the 2014-2016 Long Term Incentive Plan; PBU6 = Performance-based cash granted in the 2015 tranche of the 2015-2017 Long Term Incentive Plan; RSU = Restricted Stock Units.

(2)	The amounts shown in column (c) with respect to AIP represent the threshold opportunity if all of the performance metrics are met. The threshold payout is based on performance at 61% of the Corporate Operating Profit and achievement of Corporate Free Cash Flow of $0. The amounts shown in column (c) with respect to PBU4, PBU5, and PBU6 represent the threshold amount of performance-based cash that the executive would notionally earn for 2015 performance under the 2013-2015, 2014-2016, and 2015-2017 performance cycles of our Long-Term Incentive Plan, if the 2015 performance is $100,000,000 for Corporate Net Income and Return on Invested Capital is 11.0 percent. If the 2015 performance is below the applicable targets, our executives would not receive any payout of the performance-based cash awarded to them.

(3)	The amounts shown in column (d) with respect to AIP represent the target opportunity if all of the performance metrics are met. The amounts shown in column (d) with respect to PBU4, PBU5, and PBU6 represent the amount of performance-based cash that the executive would notionally earn for 2015 performance under the 2013-2015, 2014-2016, and 2015-2017 performance cycles of our Long-Term Incentive Plan, if the 2015 performance is at 100% of target (the payout is 100% of the executives’ targeted payout amounts).

(4)	The amounts shown in column (e) with respect to AIP represent the maximum opportunity if all of the performance metrics are met. The maximum payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding $350,000,000 for the Corporate Operating Profit and achieving Corporate Free Cash Flow of $80,000,000. The amounts shown in column (e) with respect to PBU4, PBU5, and PBU6 represent the maximum amount of performance-based cash that the executive would notionally earn for 2015 performance under the 2013-2015, 2014-2016, and 2015-17 performance cycles of our Long-Term Incentive Plan. The payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is earned on performance equal to or exceeding $200,000,000 for Corporate Net Income and a Return on Invested Capital of 16.0 percent.

(5)	The amounts shown in column (f) represent the threshold number of performance-based stock units that the executive would notionally earn for 2015 performance under the 2013-2015, 2014-2016, and 2015-2017 performance cycles of our Long-Term Incentive Plan, if the 2015 performance is $100,000,000 for Corporate Net Income and Return on Invested Capital target~~s~~ is 11.0 percent (in each case, the payout would have been 50% of the executives’ targeted payout amounts). If the 2015 performance is below the applicable targets, our executives would not receive any payout of the performance-based stock units awarded to them.

(6)	The amounts shown in column (g) represent the target number of performance-based stock units that the executive would notionally earn for 2015 performance under the 2013-2015, 2014-2016, and 2015-2017 performance cycles of our Long-Term Incentive Plan, if the 2015 performance is $164,000,000 for Corporate Net Income and a Return on Invested Capital target is 13.3 percent (the payout is 100% of the executives’ targeted payout amounts).

(7)	The amounts shown in column (h) represent the maximum number of performance-based stock units that the executive would notionally earn for 2015 performance under the 2013-2015, 2014-2016, and 2015-2017 performance cycles of our Long-Term Incentive Plan. Maximum payout is earned on performance equal to or exceeding $200,000,000 of Corporate Net Income and Return on Invested Capital of 16.0 percent. The maximum payout amounts are capped at 200% of the executives’ targeted payout amounts.

(8)	The amounts in column (l) represent the grant date fair value as of the grant date of stock awards determined pursuant to FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 14 to our Consolidated Financial Statements for the twelve months ended December 31, 2015.

For more information about the compensation arrangements in which our named executive officers participate, see “Compensation Discussion and Analysis” beginning on page 10

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OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END TABLE

The following table shows all outstanding equity awards (stock options, performance-based stock units that have not been earned, and unvested restricted stock units) held by our named executive officers at the end of 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)

Roy V. Armes	—	41,673	$25.425	February 21, 2013	February 21, 2023	—	—	—	—
	—	100,702	$23.960	February 20, 2014	February 20, 2024	—	—	—	—
						174,317	$6,597,909	51,511	$1,949,691
	—	142,375

Ginger M. Jones						27,784	$1,051,624	4,994	$189,023

Brenda S.	18,000	—	$22.970	February 23, 2011	February 23, 2021	—	—	—	—
Harmon	11,702	5,851	$25.425	February 21, 2013	February 21, 2023	—	—	—	—
	6,657	13,314	$23.960	February 20, 2014	February 20, 2024	—	—	—	—
						24,667	$933,646	6,424	$243,148
	36,359	19,165

Bradley E.	17,840	8,920	$25.425	February 21, 2013	February 21, 2023	—	—	—	—
Hughes	10,825	21,650	$23.960	February 20, 2014	February 20, 2024	—	—	—	—
						34,174	$1,293,498	10,061	$380,809
	28,665	30,570

Stephen	—	6,156	$25.425	February 21, 2013	February 21, 2023	—	—	—	—
Zamansky		14,482	$23.960	February 20, 2014	February 20, 2024	—	—	—	—
	—					24,246	$917,724	6,276	$237,547
	—	20,638

28

(1)	The stock options vest in one-third increments on each of the first three anniversaries of the grant date (which grant date was February 21, 2013 for the options expiring on February 23, 2023 and February 20, 2014 for the stock options expiring on February 20, 2024).

(2)	Includes dividend equivalent units earned on outstanding restricted stock units. The amounts reported in this column will vest: for Mr. Armes, as to 15,579 units on February 18, 2016, as to 38,170 units on June 30, 2016, as to 58,593 units on December 31, 2016, as to 15,579 units on February 18, 2017, as to 30,816 units on December 31, 2017, as to 15,580 units on February 18, 2018; for Ms. Jones, as to 2,525 units on February 18, 2016, as to 2,525 units on February 18, 2017, as to 15,214 units on December 3, 2017, as to 4,994 units on December 31, 2017, as to 2,526 units on February 18, 2018; for Ms. Harmon, as to 1,865 units on February 18, 2016, as to 7,635 units on June 30, 2016, as to 7,749 units on December 31, 2016; as to 1,865 units on February 18, 2017, as to 3,688 units on December 31, 2017, as to 1,865 units on February 18, 2018; for Mr. Hughes, as to 3,131 units on February 18, 2016, as to 7,635 units on June 30, 2016, as to 10,954 units on December 31, 2016; as to 3,131 units on February 18, 2017, as to 6,192 units on December 31, 2017, as to 3,131 units on February 18, 2018; and for Mr. Zamansky, as to 1,865 units on February 18, 2016, as to 7,635 units on June 30, 2016, as to 7,328 units on December 31, 2016; as to 1,865 units on February 18, 2017, as to 3,688 units on December 31, 2017, as to 1,865 units on February 18, 2018. In the event of death, disability, and retirement, vesting of restricted stock units that have been held for a minimum of six months is accelerated. Retirement is defined as the earlier of age 65 or the date on which the grantee’s years of age and service equal 70.

(3)	Value is based on the closing price of our common stock of $37.85 on December 31, 2015, as reported on the New York Stock Exchange.

(4)	Reflects the target payout opportunity for 2016 and 2017 performance periods under the 2014-2016 and 2015-2017 performance cycles of our Long-Term Incentive Plan. The target payout opportunities for 2016 under the 2014-2016 performance cycle (20,695 units for Mr. Armes, 2,736 units for Ms. Harmon, 3,869 units for Mr. Hughes, and 2,588 units for Mr. Zamansky), if earned, will vest on December 31, 2016. The target payout opportunities for each of 2016 and 2017 under the 2015-2017 performance cycle (15,408 and 15,408 units for Mr. Armes, 2,497 and 2,497 for Ms. Jones, 1,844 and 1,844 units for Ms. Harmon, 3,096 and 3,096 units for Mr. Hughes, and 1,844 and 1,844 units for Mr. Zamansky), if earned will vest on December 31, 2017. In the event of death, disability, and retirement during a measurement period, performance awards under the Long-Term Incentive plans are pro-rated for a period of time that the grantee was employed during the measurement period. Retirement is defined as the earlier of age 65 or the date on which the grantee’s years of age and service equal 70.

29

2015 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows our named executive officers’ exercise of stock options, plus the value realized at exercise by each named executive officer, and restricted stock awards that vested, plus the value realized by each named executive officer as a result of such vesting, during 2015.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
(a)	(b)	(c)	(d)	(e)
Roy V. Armes	557,917	$21,989,102	103,961	$3,713,190
Ginger M. Jones	—	—	—	—
Brenda S. Harmon	52,500	$2,008,650	18,912	$672,972
Bradley E. Hughes	80,600	$3,044,928	20,940	$748,109
Stephen Zamansky	65,653	$2,444,918	24,969	$938,724

(1)	These amounts represent the market value of our common stock on the vesting date or distribution date multiplied by the number of shares that vested or were distributed.

2015 PENSION BENEFITS TABLE

This table shows the actuarial present value of accumulated benefits payable to, and the number of years of service credited to Mr. Armes, who is the only named executive officer with a benefit under our now frozen defined benefit plan. Mr. Armes has a cash balance plan benefit under the Spectrum Retirement Plan, and a related supplementary benefit under the Non-Qualified Supplementary Benefit Plan.

Name (a)	Plan Name (b)	Number of Years Credited Service (c)	Present Value of Accumulated Benefit (d)	Payments During Last Fiscal Year (e)
Roy V. Armes	Spectrum Retirement Plan	9	$43,828	$0
	Non-Qualified Supplementary Benefit Plan – DB Account	9	$167,504	$0

For purposes of the amounts reflected above under column (d), we have used the same assumptions that we use for financial reporting purposes under generally accepted accounting principles, except that we have assumed that the retirement age for our named executive officers is their normal retirement age of 65. Mr. Armes has announced his intention to retire on August 31, 2016. His actual benefit under the qualified and non-qualified plans will be determined under the provisions of those plans as they apply to all participants. See Note 12 to our Consolidated Financial Statements for the twelve months ended December 31, 2015, for details as to our valuation method and the material assumptions applied in quantifying the present value of the current accrued benefit. See also our discussion of pension and postretirement benefits under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” beginning on page 31 of the Company’s Form 10-K for the year ended December 31, 2015.

30

Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment, subject to any Code Section 409A provisions. Payment of the benefit in an annuity form may not generally commence until the participant has reached age 55. The amount payable is not reduced by Social Security benefits payable to the participant.

2015 NON-QUALIFIED DEFERRED COMPENSATION TABLE

This table shows certain information for 2015 for each of our named executive officers under our non-qualified deferred compensation plans and programs. As noted above, Mr. Armes is the only named executive officer who has a benefit under the Non-Qualified Supplementary Plan that is related to the now frozen defined benefit (cash balance) plan.

Name	Executive Contributions ($)(1)	Company Contributions ($)(2)	Aggregate Earnings ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/15 ($)(4)

Roy V. Armes
Non-Qualified Supplementary Benefit Plan	—	$202,413	$13,343	—	$1,001,030
Deferred Restricted Stock Units	—	—	$319,430	—	$3,377,015

Ginger M. Jones
Non-Qualified Supplementary Benefit Plan	—	$21,944	—	—	$21,944

Brenda S. Harmon
Non-Qualified Supplementary Benefit Plan	—	$35,376	$18,191	—	$222,808

Bradley E. Hughes
Non-Qualified Supplementary Benefit Plan	—	$60,914	$2,505	—	$199,449

Stephen Zamansky
Non-Qualified Supplementary Benefit Plan	—	$35,212	$1,184	—	$95,797

31

(1)	The amounts reported as Executive Contributions are fully reported in the 2015 Summary Compensation Table.

(2)	The amounts reported as Company Contributions include amounts with respect to both base salary and annual incentive compensation earned by each named executive officer for 2015. These amounts include contributions made in 2016 with respect to 2015. All of these amounts are reported as All Other Compensation in the 2015 Summary Compensation Table.

(3)	None of the amounts reported as Aggregate Earnings are reported in the 2015 Summary Compensation Table.

(4)	The Aggregate Balance at December 31, 2015, includes deferred compensation which was reported in the Summary Compensation Table for this year and prior year proxies. The amounts are $1,221,433 for Mr. Armes, $1,130,632 for Ms. Jones, $205,454 for Ms. Harmon, $168,558 for Mr. Hughes, and $60,944 for Mr. Zamansky.

For more information about our non-qualified deferred compensation programs, see “Compensation Discussion and Analysis” beginning on page 10.

Non-Qualified Supplementary Benefit Plan

The Non-Qualified Supplementary Benefit Plan is a non-elective deferred compensation plan. The named executive officers participate in the Non-Qualified Supplementary Benefit Plan only to the extent that full participation in our qualified 401(k) plan (the Spectrum Investment Savings Plan) is restricted by limits under the Internal Revenue Code. Mr. Armes has an accrued benefit under the frozen cash balance plan.

32

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We are generally obligated to provide our named executive officers with certain payments or other forms of compensation upon a termination of employment or a change in control. The forms of such termination can involve voluntary termination, retirement, involuntary termination without cause, for cause termination, termination following a change in control, and the disability or death of the executive. The disclosure below describes the circumstances under which we may be obligated to provide our named executive officers with payments or compensation. Additionally, the tables below reflect the estimated amounts of payments or compensation each of our named executive officers may receive under particular circumstances in the event of termination of such named executive officer’s employment.

Payments to Mr. Armes

We are a party to an employment agreement with Mr. Armes. The initial term of employment for Mr. Armes was for three years beginning January 1, 2007, which term is automatically extended for one additional year commencing each January 1 after the commencement of the initial term until the year in which Mr. Armes’ 64th birthday occurs, unless either Mr. Armes or we give prior notice by September 30th that the term will not be extended. The employment agreement contains non-competition and non-solicitation provisions that extend for two years after any termination of employment. Certain compensation awards granted to Mr. Armes are also governed by the applicable compensation plans and award agreements. Below is a description of the payments or compensation Mr. Armes is entitled to when his employment with us is terminated, including upon his announced retirement on August 31, 2016, or upon a change in control.

Payments Made Upon Retirement

Mr. Armes has announced his intention to retire effective August 31, 2016. Upon such retirement, he will be entitled to his then current base salary, to the extent unpaid through his termination date, plus the prorated portion of our annual and long-term incentive compensation programs based upon actual performance through the end of the applicable measurement period(s) to be distributed in accordance with the terms of the plans. Additionally, all outstanding stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms. The vesting and distribution of restricted stock units will be in accordance with the terms of the grants. He will also receive any accrued and vested retirement benefits, including under the Company’s Non-Qualified Supplementary Benefit Plan.

Payments Made Upon Death or Disability

In the event of Mr. Armes’ death or termination of employment due to disability, he or his beneficiaries or estate will be entitled to payment of a full target annual incentive, a prorated long-term performance based incentive compensation payout based on actual performance through the end of the most recent fiscal quarter, and 24 months’ continuation of life and accident benefits and health benefits followed by eligible COBRA benefits, as well as distribution of any unpaid vested restricted stock unit award.

Payments Made Upon Termination for Cause or Without Good Reason

Upon a termination for cause or without good reason, Mr. Armes is entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans.

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Payments Made Upon Termination Without Cause or for Good Reason

Mr. Armes is entitled to certain separation benefits and payments upon an involuntary termination without cause or a voluntary termination due to good reason (as defined in the employment agreement). These payments and benefits include the following:

•	Prorated portion of long-term performance based incentive compensation based on actual performance through the end of the most recent fiscal quarter;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation earned over the prior three years;

•	Accelerated vesting of all then unvested time-based restricted stock unit awards payable in accordance with the terms of the applicable plans;

•	Stock option awards that are vested at the date of termination, subject to exercise for 90 days following termination; and

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation.

Payments Made in Connection with a Termination Following a Change in Control

Mr. Armes is entitled to certain separation benefits and payments upon a termination without cause or a voluntary termination due to good reason within two years following a change in control. These payments and benefits upon termination include the following:

•	Prorated portion of long-term performance based incentive compensation based on actual performance through the end of the most recent fiscal quarter;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual incentive compensation earned over the prior three years;

•	Accelerated vesting of all then unvested time-based restricted stock unit and stock option awards with payment made in accordance with the terms of the applicable plans (stock options will be subject to exercise for 90 days following termination) or the Company may pay the value in cash; however, if the successor company has not assumed the obligation at the date of the change in control, vesting will occur at the time of the change in control;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation; and

•	A tax gross-up for excise taxes, if the parachute payments exceed 110% of the “Section 280G safe harbor limit,” resulting from payments triggered as a result of a change in control. If the parachute payments do not exceed 110% of the “Section 280G safe harbor limit,” the payments are cut-back to the “Section 280G safe harbor limit” and there is no tax gross-up for excise taxes.

All post-termination payments are conditioned upon the execution by Mr. Armes at the time of termination of a release of all claims against the Company.

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Payments to Other Named Executive Officers

Payments Made Upon Retirement, Death, or Disability

Upon (i) retirement by a named executive officer who is eligible to retire or (ii) death or disability, named executive officers receive the following:

•	Prorated incentive (annual and long-term) compensation through the date of termination based upon actual performance through the end of the applicable measurement period(s) to be distributed in accordance with the terms of the plans;

•	Accrued and vested retirement benefits;

•	Upon death or disability, stock options fully vest and are exercisable for twelve (12) months; upon retirement, stock options continue to vest in accordance with the terms of the plans and are exercisable for five years from the date of retirement; and

•	Unvested restricted stock unit awards vest upon retirement, death, or disability and are distributable in accordance with participant elections under the terms of the plan.

Payments Made Upon Voluntary or Involuntary Termination Without Cause

Upon voluntary or involuntary termination without cause, named executive officers are entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans.

•	Notionally earned performance units and cash under long-term compensation plans and annual incentive plans for completed performance periods vest in full upon certification by the Compensation Committee.

•	Vested stock options at the date of termination are exercisable for thirty (30) days for voluntary termination; ninety (90) days for involuntary termination without cause.

Payments Made Upon Termination for Cause

Upon termination for cause, named executive officers are entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans. All unpaid notionally earned annual and long-term compensation, stock options, and unvested restricted stock units are immediately forfeited.

Payments Made in Connection with a Change in Control

Following a change in control or a qualified pre-change in control termination such as when the Company is party to a definitive agreement the consummation of which would result in a change in control, named executive officers are entitled to receive the following payments and benefits:

Benefits upon closing of the change in control or a qualified termination under a potential change in control.

•	Payment of notionally earned and unpaid annual and long-term incentive compensation;

•	Prorated target for annual or long-term incentive compensation that is not notionally earned;

•	If the time-based restricted stock units or stock option awards are not assumed by the successor upon the change in control, the restricted stock units and stock options vest upon the change in control. Stock options remain exercisable for 90 days following termination. Restricted stock units and stock options may be converted to cash if the acquiring company does not assume responsibility for the obligation; and

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•	Upon a qualified termination under a potential change in control only, accelerated vesting of all then unvested time-based restricted stock units and stock option awards with payment of restricted stock units in accordance with the participant elections under terms of the plan and stock options are exercisable for 90 days following termination.

Additional benefits upon a termination without cause or a voluntary termination due to good reason within two years after a change in control.

•	Prorated annual incentive compensation from the date of the beginning of the performance period through the date of termination for awards or programs in which the executive participates at target levels;

•	If the time-based restricted stock units or stock option awards are assumed by the successor upon the change in control, accelerated vesting of all then unvested time-based restricted stock units and stock option awards with payment in accordance with the terms of the applicable plans (stock options will be subject to exercise for 90 days following termination);

•	Two times the sum of the named executive officer’s base pay plus target annual incentive compensation at the greater of the amount at termination or immediately prior to the change in control;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible, subject to mitigation;

•	Outplacement services for 12 months, in an amount up to 15% of the named executive officer’s base salary; and

•	If the parachute payments on an after-tax basis exceed 110% of the parachute payments that would have been received calculated without a reduction to the “Section 280G safe harbor limit,” the payments are not cut back to the “Section 280G safe harbor limit,” otherwise they are cut back. In any event, there is no tax gross-up for excise taxes.

All post-termination payments are conditioned upon the execution by the executive at the time of termination of a release of all claims against the Company.

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a named executive officer was terminated and, as applicable, a change in control occurred as of December 31, 2015, and that the price of our Common Stock equals $37.85, which was the closing price of our Common Stock on December 31, 2015, as reported on the New York Stock Exchange. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual separation from Cooper Tire & Rubber Company.

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Roy V. Armes

The following table shows the potential payments upon termination under various circumstances for Roy V. Armes, Chairman, Chief Executive Officer, and President.

Benefits and Payments Upon Termination	Retirement on 12/31/15 (A)		Termination by Death on 12/31/15	Termination by Disability on 12/31/15	Termination Without Cause or for Good Reason on 12/31/15	Termination for Cause or Without Good Reason on 12/31/15	Termination Subsequent to a Change in Control on 12/31/15

Compensation:
Base Salary(1)		$—
Annual Incentive Compensation(2)		$3,089,052	3,089,052	3,089,052	3,089,052	3,089,052	3,089,052
Cash Severance - Base Salary and Average Annual Incentive Compensation Multiple(3)	$				5,739,576		5,739,576
Long-Term Incentive - Performance-Based Stock Units and Cash(4)		$9,009,688	9,009,688	9,009,688	9,009,688		9,009,688
Stock Options(5)		$1,958,211	1,958,211	1,958,211	1,958,211		1,958,211
Restricted Stock Units(6)		$6,590,821	6,590,821	6,590,821	6,590,821	3,377,053	6,590,821

Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)		$1,168,534	1,168,534	1,168,534	1,168,534	1,168,534	1,168,534
Executive Deferred Compensation Plan		$—
Life, Accident, and Health Insurance(8)		$—	34,397	34,397	34,397		34,397
Retiree Medical and Life Insurance(9)		$—
Excise Tax Gross-Up(10)		$—
Outplacement Services(11)		$—
Total		$21,816,306	21,850,703	21,850,703	27,590,279	7,634,639	27,590,279

(A)	Eligible for retirement at 12/31/15. Mr. Armes intends to retire 8/31/16.

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Ginger M. Jones

The following table shows the potential payments upon termination under various circumstances for Ginger M. Jones, Vice President and Chief Financial Officer.

Benefits and Payments Upon Termination	Retirement on 12/31/15 (A)	Termination by Death on 12/31/15	Termination by Disability on 12/31/15	Termination Without Cause or for Good Reason on 12/31/15	Termination for Cause or Without Good Reason on 12/31/15	Termination Subsequent to a Change in Control on 12/31/15

Compensation:
Base Salary(1)	$—
Annual Incentive Compensation(2)	$—	705,000	705,000	705,000	705,000	705,000
Cash Severance - Base Salary and Average Annual Incentive Compensation Multiple(3)	$—					1,085,837
Long-Term Incentive - Performance-Based Stock Units and Cash(4)	$—	371,801	371,801			371,801
Stock Options(5)	$—
Restricted Stock Units(6)	$—	862,602	862,602			862,602

Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—	21,944	21,944	21,944	21,944	21,944
Executive Deferred Compensation Plan	$—
Life, Accident, and Health Insurance(8)	$—					34,971
Retiree Medical and Life Insurance(9)	$—
Excise Tax Gross-Up(10)	$—
Outplacement Services(11)	$—					70,500
Total	$—	1,961,347	1,961,347	726,944	726,944	3,152,655

(A)	Not eligible for retirement at 12/31/15.

(B)	Not eligible to participate in Pension Plan.

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Brenda S. Harmon

The following table shows the potential payments upon termination under various circumstances for Brenda S. Harmon, Senior Vice President and Chief Human Resources Officer.

Benefits and Payments Upon Termination	Retirement on 12/31/15 (A)	Termination by Death on 12/31/15	Termination by Disability on 12/31/15	Termination Without Cause or for Good Reason on 12/31/15	Termination for Cause or Without Good Reason on 12/31/15	Termination Subsequent to a Change in Control on 12/31/15

Compensation:
Base Salary(1)	$—
Annual Incentive Compensation(2)	$538,015	538,015	538,015	538,015	538,015	538,015
Cash Severance - Base Salary and Average Annual Incentive Compensation Multiple(3)	$—					1,376,760
Long-Term Incentive - Performance-Based Stock Units and Cash(4)	$1,187,957	1,187,957	1,187,957	1,187,957		1,187,957
Stock Options(5)	$780,886	780,886	780,886	780,886		780,886
Restricted Stock Units(6)	$500,756	500,756	500,756			500,756

Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$222,808	222,808	222,808	222,808	222,808	222,808
Executive Deferred Compensation Plan	$—
Life, Accident, and Health Insurance(8)	$—					27,445
Retiree Medical and Life Insurance(9)	$—
Excise Tax Gross-Up(10)	$—
Outplacement Services(11)	$—					62,580
Total	$2,320,422	3,230,422	3,230,422	2,729,666	760,823	4,697,207

(A)	Eligible for retirement at 12/31/15.

(B)	Not eligible to participate in Pension Plan.

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Bradley E. Hughes

The following table shows the potential payments upon termination under various circumstances for Bradley E. Hughes, Senior Vice President and Chief Operating Officer.

Benefits and Payments Upon Termination	Retirement on 12/31/15 (A)	Termination by Death on 12/31/15	Termination by Disability on 12/31/15	Termination Without Cause or for Good Reason on 12/31/15	Termination for Cause or Without Good Reason on 12/31/15	Termination Subsequent to a Change in Control on 12/31/15

Compensation:
Base Salary(1)	$—
Annual Incentive Compensation(2)	$—	1,008,592	1,008,592	1,008,592	1,008,592	1,008,592
Cash Severance - Base Salary and Average Annual Incentive Compensation Multiple(3)	$—					2,147,000
Long-Term Incentive - Performance-Based Stock Units and Cash(4)	$—	1,709,046	1,709,046	571,825		1,709,046
Stock Options(5)	$—	810,331	810,331	810,331		810,331
Restricted Stock Units(6)	$—	644,510	644,510			644,510

Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—	199,449	199,449	199,449	199,449	199,449
Executive Deferred Compensation Plan	$—
Life, Accident, and Health Insurance(8)	$—					35,393
Retiree Medical and Life Insurance(9)	$—
Excise Tax Gross-Up(10)	$—
Outplacement Services(11)	$—					84,750
Total	$—	4,371,928	4,371,928	2,590,197	1,208,041	6,639,071

(A) Not eligible for retirement at 12/31/15.

(B) Not eligible to participate in Pension Plan.

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Stephen Zamansky

The following table shows the potential payments upon termination under various circumstances for Stephen Zamansky, Senior Vice President, General Counsel and Secretary.

Benefits and Payments Upon Termination	Retirement on 12/31/15 (A)	Termination by Death on 12/31/15	Termination by Disability on 12/31/15	Termination Without Cause or for Good Reason on 12/31/15	Termination for Cause or Without Good Reason on 12/31/15	Termination Subsequent to a Change in Control on 12/31/15

Compensation:
Base Salary(1)	$—
Annual Incentive Compensation(2)	$—	541,790	541,790	541,790	541,790	541,790
Cash Severance - Base Salary and Average Annual Incentive Compensation Multiple(3)	$—					1,389,690
Long-Term Incentive - Performance-Based Stock Units and Cash(4)	$—	1,135,706	1,135,706	408,786		1,135,706
Stock Options(5)	$—	283,799	283,799	283,799		283,799
Restricted Stock Units(6)	$—	500,756	500,756			500,756

Benefits and Perquisites:
Pension Plan and Non-Qualified Supplementary Benefit Plan(7)(B)	$—	95,797	95,797	95,797	95,797	95,797
Executive Deferred Compensation Plan	$—
Life, Accident, and Health Insurance(8)	$—					23,642
Retiree Medical and Life Insurance(9)	$—
Excise Tax Gross-Up(10)	$—
Outplacement Services(11)	$—					63,180
Total	$—	2,557,848	2,557,848	1,330,172	637,587	4,034,630

(A) Not eligible for retirement at 12/31/15.

(B) Not eligible to participate in Pension Plan.

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Footnotes for Tabular Disclosure

(1)	As of December 31, 2015, the amount of base salary payable to the named executive officers for services rendered during 2015 has been paid.

(2)	Amounts shown are actual amounts payable in early 2016, if any, based upon achieved performance metrics established for 2015 although the payments could be different for a termination during the year under the various listed terminations.

(3)	Termination within two years after a change in control: $75,000 lump sum payment in addition to two (2) times the sum of base salary as of the end of 2015 plus average annual cash incentive award over the prior three (3) years for Mr. Armes. Mr. Armes would receive the same amount if terminated without cause or for good reason. All other named executive officers would receive two (2) times the sum of base salary as of the end of 2015 plus target annual cash incentive compensation for termination due to a change in control. Any required reduction due to a Section 280G related excise tax “Cap” for other named executives due to a change in control adjusts the cash severance.

(4)	Amounts shown are based on the performance-based stock units and performance-based cash earned as of December 31, 2015, as part of the 2013-2015, the 2014-2016, and the 2015-2017 long-term incentive programs’ performance-based grants. Units were valued at the closing price of our common stock at December 31, 2015.

(5)	Total in-the-money/intrinsic dollar value of vested and non-vested stock options for change in control. Total in-the-money/intrinsic dollar value of vested and non-vested stock options for retirement, disability, or death with specific periods for exercise.

(6)	Total dollar value of vested and non-vested restricted stock units for termination without cause or for good reason (Mr. Armes only), retirement, disability, death, and change in control. Total dollar value of only vested restricted stock units for termination with cause or without good reason. When restricted units become vested, the grantee shall receive shares of common stock equal to the number of restricted units granted in addition to dividend equivalents earned. The common stock is to be delivered on the date specified by the grantee in their restricted stock award agreement.

(7)	All vested Non-Qualified Supplementary Benefit Plan retirement plus investment savings benefits are payable to all participants upon termination.

(8)	Present value of 24 months’ coverage of Company-provided life, accident, and health benefits. In accordance with Mr. Armes’ employment agreements, he would receive this same amount if terminated without cause or for good reason, or due to death or disability.

(9)	Present value of Company-paid lifetime medical and life insurance valued to age 85. This benefit is only for employees hired before January 1, 2003, who are eligible to retire.

(10)	Under the terms of the employment agreement with Mr. Armes, this reflects the estimated gross-up payment for excise taxes imposed by Code Section 4999, if any, assuming a change in control and subsequent termination of the executive’s employment as of December 31, 2015. The gross-up payment would cover federal excise taxes and additional income taxes resulting from the payment of the gross-up.

(11)	The amount shown reflects the total amount payable for outplacement assistance for Ms. Harmon, Ms. Jones, and Messrs. Hughes and Zamansky, which is equal to 15% of current base salary.

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2015 DIRECTOR COMPENSATION TABLE

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	Total ($) (h)
Thomas P. Capo	$120,000	$125,000	—	$245,000
Steven M. Chapman	$100,000	$125,000	—	$220,000
Susan F. Davis	$0	$0	—	$0
John J. Holland	$105,000	$125,000	—	$230,000
John F. Meier	$115,000	$125,000	—	$240,000
Gary S. Michel	$0	$0	—	$0
John H. Shuey	$115,000	$125,000	—	$240,000
Richard L. Wambold	$75,000	$125,000	—	$200,000
Robert D. Welding	$112,000	$125,000	—	$237,000

(1)	The amounts listed under “Fees Earned or Paid in Cash” represent the compensation amounts discussed in the narration below. The Non-Employee Directors deferred the following amounts of fees reported in column (b) initially into phantom stock units under our Directors’ deferral plan, as described below: Mr. Capo, $0; Mr. Chapman, $100,000; Ms. Davis, $0; Mr. Meier, $28,750; Mr. Holland, $30,000; Mr. Michel, $0; Mr. Shuey, $0; Mr. Wambold, $50,000; and Mr. Welding, $0.

(2)	These amounts are the aggregate grant date fair value in accordance with FASB ASC 718. See Note 10 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the twelve months ended December 31, 2015, for details as to the assumptions used to determine the fair value of the phantom stock awards. The Non-Employee Directors had phantom stock awards outstanding as of December 31, 2015, for the following number of shares: Mr. Capo, 46,229; Mr. Chapman, 96,750; Ms. Davis, 0; Mr. Holland, 99,363; Mr. Meier, 88,554; Mr. Michel, 0; Mr. Shuey, 15,375; Mr. Wambold, 0; and Mr. Welding, 61,722. Each Non-Employee Director received an annual grant of phantom stock awards of: 3,449.7 units on May 8, 2015. The entire grant date fair value (including amounts reported for 2015) of the phantom stock awards issued to each of the Non-Employee Directors in 2015 was $125,000.

(3)	The Non-Employee Directors had option awards outstanding as of December 31, 2015, for the following number of shares: Mr. Capo, 0; Mr. Chapman, 2,631; Ms. Davis, 0; Mr. Holland, 2,631; Mr. Meier, 2,631; Mr. Michel, 0; Mr. Shuey, 0; Mr. Wambold, 0; and Mr. Welding, 0.

Our Board of Directors makes compensation decisions for our Non-Employee Directors upon the recommendation of the Nominating and Governance Committee. Except as noted in the footnotes above, our Non-Employee Directors received the following compensation on an annual basis for the period January 1, 2015 through December 31, 2015

•	Each Non-Employee Director received an annual retainer of $100,000. There were no fees for attendance at meetings of the Board of Directors and meetings of the Committees of the Board of Directors;

•	The Lead Director received an annual fee of $20,000 for serving in that capacity;

•	The Chair of the Audit Committee received an annual fee of $20,000 for serving in that capacity;

•	The Chair of the Compensation Committee received an annual fee of $15,000 for serving in that capacity; and

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•	The Chair of the Nominating and Governance Committee received an annual fee of $12,000 for serving in that capacity.

Additionally, each Non-Employee Director received an annual grant of phantom stock units in an amount equal to $125,000 divided by the average of the highest and the lowest quoted selling price of a share of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year.

Also, effective May 9, 2014, the Company changed the Share Ownership Guidelines for Non-Employee Directors from unit-based to monetary-based. All Directors are required to own at least $500,000 of our common stock, excluding options, and have five years from the date they join the Board to meet this requirement. As of the date of this proxy statement, each of our Directors, except Gary Michel, who joined the Board in October 2015, and Susan Davis, who joined the Board in February 2016, has met this requirement.

Our Non-Employee Directors also participate in our Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan, which we refer to as the Directors’ deferral plan. The Directors’ deferral plan permits our Non-Employee Directors to defer some or all of the fees payable to them for service on the Board of Directors. The amounts that our Non-Employee Directors defer, and dividend equivalents on those amounts, are converted to phantom stock units and credited to a bookkeeping account established for this purpose, or are invested in various alternative investment funds available from time to time. Deferred amounts may be transferred from phantom stock units into the alternative investment funds, but not back into phantom stock units. The amount of alternative investment funds will be equal to (1) the amount of phantom stock units to be transferred multiplied by (2) the average of the highest and the lowest quoted selling price of a share of our common stock, as reported on the New York Stock Exchange Composite Tape, on the date the phantom stock units were transferred (or, if there were no sales on the date the phantom stock units were transferred, the next preceding date during which a sale of our common stock occurred).

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MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

The Board has determined that the existing leadership structure, with Mr. Armes serving as Chairman of the Board and Chief Executive Officer, and an independent Board member serving as Lead Director, is the most efficient and effective structure for the Company through Mr. Armes’ retirement, effective on August 31, 2016. Mr. Capo currently serves as Lead Director. The Board believes that having the Mr. Armes serve as Chairman of the Board and having an independent director serve as Lead Director strikes an effective balance between management and independent director participation in the Board process.

For example, our leadership structure currently provides for Mr. Armes to serve as our Chairman of the Board because, among other things, he possesses an intimate working knowledge and understanding of our day-to-day business, plans, strategies, and initiatives. Because of this knowledge and understanding, he is in an excellent position to identify strategic opportunities and priorities and to lead the discussion between management and the Board for execution of our strategies and achievement of our objectives.

At the same time, having a Lead Director, when the Chairman of the Board is not an independent director, who has a strong working relationship with our independent directors ensures communication between these directors, which are all of the directors other than Mr. Armes, and the management of the Company. Our Lead Director is elected annually by a majority of the independent directors of the Board to serve until his or her successor is elected or until such earlier time as he or she ceases to be a director, resigns as Lead Director or is replaced as Lead Director by a majority of the independent directors. The specific duties and responsibilities of our Lead Director are described in our Lead Director Responsibilities and Qualifications. Among other things, our Lead Director:

•	Presides at meetings of the Board in the absence of, or upon the request of, the Chairman of the Board, including all executive sessions of the independent directors;

•	Serves as principle liaison to facilitate communications between other members of the Board and the Chairman of the Board and Chief Executive Officer, without inhibiting direct communications between the Chairman of the Board and other directors;

•	Consults with the Chairman of the Board in the preparation of the Board meeting agendas and in determining the need for special meetings of the Board;

•	Advises and consults with the Chairman of the Board and Chief Executive Officer on matters related to corporate governance and Board performance; and

•	Serves as a liaison to stockholders who request direct communications with the Board.

The independent directors of the Board elected Mr. Capo to serve as Lead Director of the Board.

Although the Board believes that the existing leadership structure is currently in the best interests of the Company, the Board recognizes that no single leadership structure may be appropriate in all circumstances. Accordingly, the Board considers this issue as part of the succession planning process and considers it each time it elects the Chief Executive Officer. The Company’s governance guidelines provide the Board with the flexibility to separate the positions of Chairman of the Board and Chief Executive Officer, if the Board determines that such a leadership structure would be a more efficient and effective structure for our Board, our business, our employees, and our stockholders. In anticipation of Mr. Armes’ retirement and the naming of Bradley E. Hughes as the next Chief Executive Officer, the Board has determined to change the leadership structure by separating the role of the Chairman of the Board and Chief Executive Officer. The Board expects to elect Thomas P. Capo, an independent director, to serve as Non-Executive Chairman of the Board upon Mr. Armes’ retirement.

The Board evaluates risk both collectively and as a function of its respective committees, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall Company portfolio and impact on earnings, (iii) oversight for information technology security and risk, and (iv) all systems, processes, and

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organizational structure and people responsible for finance and risk functions. The Board administers its risk oversight function as a component of its duties, but not in any capacity that has a specific effect on its leadership structure.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics for our Directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer) and employees. We have and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from our Code of Business Conduct and Ethics by filing Current Reports on Form 8-K with the Securities and Exchange Commission, and will make any amended Code of Business Conduct and Ethics available at the Investor Relations/Governance link on our website at http://www.coopertire.com.

Hedging and Pledging Transactions

In order to align the interests of the Company’s officers and Directors with those of its stockholders and to address a potential appearance of improper or inappropriate conduct, the Board of Directors has adopted a policy with respect to hedging and pledging of Common Stock or other equity securities of the Company (“Company Securities”). This anti-hedging policy prohibits Company officers and Directors, including certain family members of such persons, from hedging Company Securities, including short-selling, options, puts, calls, collars and exchange funds, as well as derivatives such as swaps, forwards and futures, or pledging or otherwise encumbering Company Securities as collateral for indebtedness. Persons subject to this policy will be afforded a reasonable opportunity to unwind or otherwise terminate any prohibited hedging transactions or arrangements existing as of the time such person becomes subject to the policy.

Board of Directors

During 2015, our Board of Directors held five Board meetings, four meetings of our Audit Committee, five meetings of our Compensation Committee, and three meetings of our Nominating and Governance Committee. Each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year during their tenure on the Board.

Determination of Independence of Directors

The NYSE’s Corporate Governance Listing Standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the Company, or its subsidiaries or affiliates, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company or its subsidiaries or affiliates. The Board has adopted the NYSE listing standards as its categorical standards for making director independence determinations.

In making independence determinations, the Board has broadly considered all relevant facts and circumstances from the standpoint of both the Director and others. The Board has considered that we, our employees or our affiliates may have engaged in transactions or relationships with companies with which our Directors are associated. These transactions or relationships include purchasing products from companies for which our Directors are employees of or are on the board of directors. After these considerations, and in accordance with the NYSE listing standards, the Board has affirmatively determined that each Director serving during 2015, other than Mr. Armes, has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us).

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Additionally, the Board has determined that each Director other than Mr. Armes is “independent” under the NYSE listing standards, which provide that a Director is not independent if:

•	The Director is, or has been within the last three years, one of our employees, or an immediate family member is, or has been within the last three years, one of our executive officers;

•	The Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) The Director is a current partner or employee of a firm that is our internal or external auditor; (2) the Director has an immediate family member who is a current partner of such a firm; (3) the Director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (4) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•	The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•	The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee

We have a separately designated standing Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Directors Holland (Chairman), Capo, and Shuey. All members have been determined to be financially literate and to be “independent” under the NYSE’s Corporate Governance Listing Standards and the Exchange Act. The Board has determined that Directors Holland, Capo, and Shuey each qualifies as an “audit committee financial expert” due to his business experience and educational background described on pages 4 to 7 of this proxy statement. The Audit Committee:

•	Assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements and compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and performance of the independent registered public accounting firm and our internal audit function; and

•	Prepares the Audit Committee’s report included in this proxy statement.

The functions of the Audit Committee are set forth in an Audit Committee Charter, which was adopted by the Board on February 4, 2004 and amended and restated on May 11, 2012, and is available on our website. In 2015, we did not have any related person transactions, but our Audit Committee will review and discuss any related person, insider, or affiliated party transactions pursuant to the Audit Committee Charter. It is the written policy of the Company that the Audit Committee will review and discuss reports and disclosures of insider and affiliated party transactions.

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Compensation Committee

We have a standing Compensation Committee, which is comprised of Directors Meier (Chairman), Chapman, and Welding, each of whom is “independent” under the NYSE’s Corporate Governance Listing Standards and the Exchange Act. Compensation decisions for the Company’s senior officers and other key executives are made by our Compensation Committee, and actions of the Committee are reported to the Board of Directors after each meeting.

The Compensation Committee:

•	Establishes the remuneration (base salary, annual and long-term cash, and equity-based incentive compensation, perquisites, and benefits) of our Chief Executive Officer and approves the remuneration (as described for the Chief Executive Officer) of the Company’s senior officers and other key executives, including reviewing and approving the corporate financial goals and objectives relevant to the remuneration arrangements;

•	Reviews the cash and equity-based compensation plans for officers and senior management and makes or recommends changes to the Board of Directors as it deems appropriate;

•	Reviews and approves any executive employment agreements, severance pay plans, deferred compensation plans, and similar plans and arrangements and the executives to whom they apply;

•	Oversees regulatory compliance with respect to compensation matters; and

•	Establishes stock ownership guidelines for the Company’s officers and other key executives and reviews compliance with those guidelines.

The Compensation Committee has engaged Exequity LLP, an independent executive compensation consulting firm, to review and provide guidance regarding our total compensation program for named executive officers for 2016 and to assist the Committee in monitoring and assessing compensation trends for senior management personnel, including the Chief Executive Officer.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Senior Vice President and Chief Human Resources Officer. Compensation Committee meetings are regularly attended by our Chief Executive Officer and our Senior Vice President and Chief Human Resources Officer. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports on the Committee’s actions and decisions on executive compensation matters to the Board of Directors. Independent advisors and our Human Resources Department support the Compensation Committee in its duties and, along with our Chief Executive Officer and Senior Vice President and Chief Human Resources Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to our outside consultants to ensure that they maintain their objectivity and independence when rendering advice to the Compensation Committee.

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Nominating and Governance Committee

We have a standing Nominating and Governance Committee, which is currently comprised of Directors Welding (Chairman), Meier, and Shuey, each of whom is “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Nominating and Governance Committee:

•	Recommends candidates for membership on the Board; and

•	Ensures that the Board acts within the governance guidelines and that the governance guidelines remain appropriate.

The Nominating and Governance Committee will consider candidates for Board membership proposed by our stockholders or other parties. Any recommendation must be in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information, and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating and Governance Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840. As of the date of this proxy statement, we have not received any director nominee recommendations from any stockholders.

The Nominating and Governance Committee uses a variety of sources to identify candidates for Board membership, including current members of the Board, our executive officers, individuals personally known to members of the Board and our executive officers and, as described above, our stockholders, as well as, from time to time, third party search firms. Mr. Michel, who was elected to the Board in December 2015, was recommended to the Nominating and Governance Committee by a third party executive recruiter. Ms. Davis, who was elected to the Board in February 2016, was recommended to the Nominating and Governance Committee by a current member of the Board. The Nominating and Governance Committee may consider candidates for Board membership at its regular or special meetings held throughout the year.

The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership regardless of the original source of the candidate’s nomination. Once the Nominating and Governance Committee has identified a prospective candidate, the Nominating and Governance Committee makes an initial determination whether to conduct an initial evaluation of the candidate, which consists of an interview by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believes, however, that we will be best served if our Directors bring to the Board a variety of experience and diverse backgrounds and, among other things, demonstrated integrity, executive leadership, and financial, marketing, or business knowledge and experience.

The Chair communicates the results of initial evaluation of candidates to the other Nominating and Governance Committee members, the Lead Director, as applicable, and the Chairman of the Board and Chief Executive Officer. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board and the Chief Executive Officer, that further consideration of the candidate is warranted, members of our senior management gather additional information regarding the candidate. The Nominating and Governance Committee or members of our senior management then conduct background and reference checks and any final interviews, as necessary, of the candidate. At that point, the candidate is invited to meet and interact with the members of the Board who are not on the Nominating and Governance Committee. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for Board membership.

Neither the Nominating and Governance Committee nor the Board of Directors has a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by both the Nominating and Governance Committee and the Board of Directors in determining candidates for the Board.

49

Availability of Governance Guidelines, Code of Business Conduct and Ethics, and Committee Charters

Our governance guidelines, Code of Business Conduct and Ethics, and the charters for the Audit Committee, Compensation Committee, and Nominating and Governance Committee are available at the Investor Relations/Governance link on our website at http://www.coopertire.com.

In addition, stockholders may request a free printed copy of any of these materials by contacting:

Cooper Tire & Rubber Company

Attention: Corporate Secretary

701 Lima Avenue

Findlay, Ohio 45840

(419) 423-1321

Stockholder and Interested Party Communications with the Board

Our Board has adopted a process by which stockholders or interested parties may send communications to the Board, the Non-Employee Directors as a group, or any of the Directors. Any stockholder or interested party who wishes to communicate with the Board, the Non-Employee Directors as a group, or any Director may send a written communication addressed to:

Board of Directors — Stockholder and Interested Party Communications

Attention: Corporate Secretary

Cooper Tire & Rubber Company

701 Lima Avenue

Findlay, Ohio 45840

The Secretary will review and forward each written communication (except, in his sole determination, those communications clearly of a marketing nature, those communications better addressed by a specific Company department, or those communications containing complaints regarding accounting, internal auditing controls, or auditing matters) to the full Board, the Non-Employee Directors as a group, or the individual Director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific Company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls, or auditing matters will be forwarded to the Chairman of the Audit Committee.

Director Attendance at Annual Meetings

Our Board does not have a specific policy regarding Director attendance at our Annual Meetings. All of our Directors attended our 2015 Annual Meeting.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Meier, Chapman, Wambold, and Welding served as members of the Compensation Committee during 2015. During 2015, none of the members of the Compensation Committee was one of our or our subsidiaries’ officers or employees, was formerly one of our or our subsidiaries’ officers or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2015, none of our executive officers or Directors was a member of the board of directors, or on a committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2015, and has been appointed by the Audit Committee to continue in that capacity during 2016. The Audit Committee’s decision to appoint Ernst & Young LLP has been ratified by the Board and will be recommended to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company. During 2015, Ernst & Young LLP rendered both audit services, including an audit of the Company’s annual financial statements, and certain non-audit services. There is no understanding or agreement between the Company and Ernst & Young LLP that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates. Professional services rendered by Ernst & Young LLP are approved by the Audit Committee both as to the advisability and scope of the service, and the Audit Committee also considers whether such services would affect Ernst & Young LLP’s continuing independence.

Audit Fees

Ernst & Young LLP’s aggregate fees billed for 2014 and 2015 for professional services rendered by them for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years are listed below.

2014 - $2,080,485	2015 – $2,007,092

Audit-Related Fees

Ernst & Young LLP’s aggregate fees billed for 2014 and 2015 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above, were:

2014 - $308,307	2015 – $199,051

Audit-related fees included fees for employee benefit plan audits and accounting consultation. All audit-related services were pre-approved.

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Tax Fees

Ernst & Young LLP’s aggregate fees billed for 2014 and 2015 for professional services rendered by them for tax compliance, tax advice, and tax planning were:

2014 - $197,403	2015 – $328,353

Tax fees in 2014 and 2015 represented fees primarily for international tax planning and domestic and foreign tax compliance. All tax services were pre-approved.

All Other Fees

Ernst & Young LLP’s aggregate fees billed in 2014 and 2015 for products and services provided by them, other than those reported above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” were as follows:

2014 - $0	2015 – $0

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent registered public accounting firm, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and requests for audit-related services, tax services, and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the year in which such services are to be performed to the extent known at that time. The policy prohibits the Company’s independent registered public accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for independent registered public accounting services are submitted to the Audit Committee by the Company’s Director of External Reporting (or other member of the Company’s senior financial management) and the Company’s independent registered public accounting firm for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services are performed prior to their approval. The Chairman of the Audit Committee is also delegated the authority to approve independent registered public accounting services requests provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent registered public accounting services must include a description of the services to be provided and the fees for such services.

Auditor Attendance at 2016 Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if they desire to do so.

52

AUDIT COMMITTEE REPORT

This report is submitted by all members of the Audit Committee, for inclusion in this proxy statement, with respect to the matters described in this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Committee has concluded that the independent registered public accounting firm is, in fact, independent of the Company.

The Committee discussed with the Company’s senior internal auditing executive and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the senior internal auditing executive and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls including internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The Committee held four meetings during the fiscal year 2015.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

John J. Holland, Chairman
Thomas P. Capo
John H. Shuey

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BENEFICIAL OWNERSHIP OF SHARES

The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of February 29, 2016 (except as noted below).

The table does not include information regarding shares held of record, but not beneficially, by Delaware Charter Guarantee & Trust Company, dba Principal Trust Company, the trustee of the Cooper Tire & Rubber Company Spectrum Investment Savings Plan and other defined contribution plans, sponsored by the Company or a subsidiary of the Company. As of December 31, 2015, those plans held 1,447,165 shares, or 2.59% of the Company’s outstanding Common Stock. The trustee, in its fiduciary capacity, has no investment powers and will vote the shares held in the plans in accordance with the instructions provided by the plan participants. If no such instructions are received, the provisions of the plans direct the trustee to vote such participant shares in the same manner in which the trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

		Amount and Nature of	Percent of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Class
Common Stock	The Vanguard Group(1)	5,332,005	9.51%
Common Stock	National Rural Electric Cooperative Association (2)	3,537,812	6.28%
Common Stock	BlackRock, Inc.(3)	3,498,227	6.2%
Common Stock	LSV Asset Management(4)	2,909,577	5.19%

(1)	The Vanguard Group filed a Schedule 13G with the SEC on February 10, 2016, indicating that as of December 31, 2015, The Vanguard Group had sole voting power with respect to 75,950 shares, shared voting power with respect to 3,000 shares, sole dispositive power with respect to 5,256,355 shares, and shared dispositive power with respect to 75,650 shares. The Vanguard Group has indicated that it is an investment advisor. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(2)	National Rural Electric Cooperative Association filed a Schedule 13G/A on February 6, 2016, indicating that as of December 31, 2015, National Rural Electric Cooperative Association had sole voting power with respect to 3,537,812 shares and sole dispositive power with respect to 3,537,812 shares. National Rural Electric Cooperative Association has indicated that it is an employee benefit plan or endowment fund. The address of National Rural Electric Cooperative Association is 4301 Wilson Boulevard, Arlington, VA 22203.

(3)	BlackRock, Inc. filed a Schedule 13G with the SEC on January 26, 2016, indicating that as of December 31, 2015, BlackRock, Inc. had sole voting power with respect to 3,368,978 shares and sole dispositive power with respect to 3,498,227 shares. BlackRock, Inc. has indicated that it is a parent holding company. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(4)	LSV Asset Management filed a Schedule 13G with the SEC on February 12, 2016, indicating that as of December 31, 2015, LSV Asset Management had sole voting power with respect to 1,138,891 shares and sole dispositive power with respect to 2,909,577 shares. LSV Asset Management has indicated that it is an investment advisor. The address of LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

54

SECURITY OWNERSHIP OF MANAGEMENT

The information that follows is furnished as of February 29, 2016, to indicate beneficial ownership by our executive officers and Directors as a group and each named executive officer and Director, individually, of our Common Stock in accordance with Rule 13d-3 under the Exchange Act, as well as ownership of certain other Company securities and ownership of our Common Stock plus certain other Company securities:

	Amount and
	Nature of
	Beneficial
	Ownership of		Percent of	Ownership of Other		Ownership of Common		Percent
Name of Beneficial Owner	Common Stock		Class	Securities		Stock and Other Securities		of Class
Roy V. Armes	135,503 shs	(1)(2)	*	343,578 shs	(4)(5)	479,081 shs	(1)(2)(4)(5)	1.57%
Thomas P. Capo	0 shs		*	46,229 shs	(3)	46,229 shs	(3)	*
Steven M. Chapman	2,631 shs	(2)	*	96,750 shs	(3)	99,381 shs	(2)(3)	*
Susan F. Davis	0 shs		*	0 shs		0 shs		*
Ginger M. Jones	9,663 shs		*	32,930 shs	(4)(5)	42,593 shs	(4)(5)	*
Brenda S. Harmon	102,180 shs	(2)	*	35,251 shs	(4)(5)	137,431 shs	(2)(4)(5)	*
John J. Holland	7,859 shs	(2)	*	99,363 shs	(3)	107,222 shs	(2)(3)	*
Bradley E. Hughes	143,554 shs	(2)	*	50,193 shs	(4)(5)	193,747 shs	(2)(4)(5)	*
John F. Meier	6,684 shs	(2)	*	88,554 shs	(3)	95,238 shs	(2)(3)	*
Gary S. Michel	0 shs		*	0 shs		0 shs		*
John H. Shuey	0 shs		*	15,375 shs	(3)	15,375shs	(3)	*
Robert D. Welding	1,500 shs		*	61,722 shs	(3)	63,222 shs	(3)	*
Stephen Zamansky	32,076 shs		*	34,476 shs	(4)(5)	66,552 shs	(4)(5)	*

All executive officers and	441,650 shs	(1)(2)	0.80%	904,421 shs	(3)	1,346,071 shs	(1)(2)(3)	2.43%
Directors as a group
(12 persons)

*	Less than 1%

(1)	Includes 397 shares held in the Company’s Spectrum Investment Savings Plan obtainable within 60 days following February 28, 2015.

(2)	Includes shares obtainable on exercise of stock options within 60 days following February 28, 2015, which options have not been exercised, as follows: Steven M. Chapman — 2,631; Brenda S. Harmon — 48,867; John J. Holland — 2,631; Bradley E. Hughes — 48,410; and John F. Meier — 2,631.

(3)	Pursuant to the Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan described above under “Director Compensation”, the following Directors have been credited with the following number of phantom stock units as of February 28, 2015: Thomas P. Capo — 46,229; Steven M. Chapman — 96,750; John J. Holland — 99,363; John F. Meier — 88,554; John H. Shuey — 15,375; and Robert D. Welding — 61,722. The holders do not have voting or investment power over these phantom stock units.

(4)	Includes the following number of restricted stock units for each of the following executive officers: Roy V. Armes — 205,944; Ginger M. Jones – 27,936; Brenda S. Harmon – 17,041; Bradley E. Hughes – 24,145; and Stephen Zamansky – 17,095. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of our Common Stock corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents.

(5)	Includes the number of performance-based stock units that were notionally earned by each of the following executive officers for 2014 and 2015 net income and operating cash flow performance plus accrued dividend equivalents. No performance-based stock units were notionally earned in 2013. The holders do not have voting or investment power over these performance-based stock units. Roy V. Armes — 137,634; Ginger M. Jones – 4,994; Brenda S. Harmon — 18,210; Bradley E. Hughes — 26,048; and Stephen Zamansky – 17,381.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely upon a review of such reports and the representation of such Directors and officers, the Company believes that all reports due for Directors and officers during or for the year 2015 were timely filed.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2017

Any stockholder who intends to present a proposal at the Annual Meeting in 2017 and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that Annual Meeting must deliver the proposal to the Secretary of the Company, at the Company’s principal executive offices, so that it is received no later than November 22, 2016. In addition, if a stockholder intends to present a proposal at the Company’s 2017 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or between December 22, 2016 and January 21, 2017, in accordance with the Bylaws, proxies solicited by the Board for the 2017 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the Annual Meeting.

INCORPORATION BY REFERENCE

The Compensation Committee Report that begins on page 23 of this proxy statement, disclosure regarding the Company’s Audit Committee and Audit Committee’s financial expert that begins on page 47 of this proxy statement, and the Audit Committee Report on page 54 of this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

HOUSEHOLDING INFORMATION

Only one Notice of Internet Availability of Proxy Materials or 2015 Annual Report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders. If a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or 2015 Annual Report and proxy statement were delivered wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or 2015 Annual Report or proxy statement, he or she should contact the Company’s Director of Investor Relations at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 423-1321. The stockholder will be delivered, without charge, a separate copy of the Notice of Internet Availability of Proxy Materials or 2015 Annual Report or proxy statement promptly upon request. If stockholders at a shared address currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or 2015 Annual Report and proxy statement wish to receive only a single copy of these documents, they should contact the Company’s Director of Investor Relations in the manner provided above.

56

SOLICITATION AND OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation. The Company has retained Georgeson, 199 Water Street, 26th Floor, New York, New York, to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $7,500, plus expenses. The Company also will reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company’s stock. In addition to the solicitation by use of the mails, solicitations may be made by telephone, facsimile, or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees, and fiduciaries to forward soliciting material to beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may by telephone, facsimile, or personally, request the return of proxies.

Please mark, execute, and return the accompanying proxy, or vote by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Secretary at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 424-4319.

You may obtain copies of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, free of charge upon written request to the Company at 701 Lima Avenue, Findlay, Ohio 45840, Attention: Secretary or call (419) 424-4319.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2016

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our 2015 Annual Report, are available free of charge at http://www.proxyvote.com.

BY ORDER OF THE BOARD OF
DIRECTORS
Stephen Zamansky
Senior Vice President,
General Counsel and Secretary
March 22, 2016

57

COOPER TIRE & RUBBER COMPANY ATTN: CORPORATE SECRETARY 701 LIMA AVENUE FINDLAY, OH 45840-0550

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	E04998-P73853-Z67227	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

COOPER TIRE & RUBBER COMPANY					For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.					All	All	Except

Vote on Directors					☐	☐	☐

1.	To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2017, the nominees listed below:

Nominees:

	01)	Roy V. Armes	06)	John F. Meier
	02)	Thomas P. Capo	07)	Gary S. Michel
	03)	Steven M. Chapman	08)	John H. Shuey
	04)	Susan F. Davis	09)	Robert D. Welding
	05)	John J. Holland

Vote on Proposals									For	Against	Abstain

2.	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2016.								☐	☐	☐

3.	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation.								☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). For non-Plan participants, if no direction is made, this proxy will be voted FOR Items 1, 2 and 3. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.								☐

Please indicate if you plan to attend this meeting.							☐ ☐
Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Shareholder Letter and 10-K Report are available at www.proxyvote.com.

E04999-P73853-Z67227

Proxy Card - Cooper Tire & Rubber Company

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2016

The undersigned hereby appoints Roy V. Armes, Ginger M. Jones and Stephen Zamansky, or any of them or their substitutes, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 14, 2016, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held at The Westin Hotel, Detroit Metropolitan Airport, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Friday, May 6, 2016, at 10:00 a.m. EDT, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

For stockholders, this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm and “FOR” the approval of, on a non-binding advisory basis, the Company’s named executive officer compensation. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.

Principal Trust Company is Trustee under the following defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company: Spectrum Investment Savings Plan, Pre-Tax Savings Plan (Texarkana), and Pre-Tax Savings Plan (Findlay). This proxy card is also soliciting voting instructions on behalf of the Board of Directors of Cooper Tire & Rubber Company from Plan participants to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in the participants’ accounts under such Plans in accordance with their instructions.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. FOR STOCKHOLDERS, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, BUT THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD. FOR PLAN PARTICIPANTS, IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSALS 1, 2 AND 3.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be voted on the reverse side)